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                                                                    Exhibit 4(e)









                         STATE AUTO INSURANCE COMPANIES

                            CAPITAL ACCUMULATION PLAN







               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989)








                    THIS INSTRUMENT HAS BEEN EXECUTED IN ____
                COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED TO BE
                 THE ORIGINAL. THIS IS COUNTERPART NUMBER ____.


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                                TABLE OF CONTENTS


                                                                         Page

INTRODUCTION                                                               1

ARTICLE I             DEFINITIONS                                          2

ARTICLE II            ELIGIBILITY AND PARTICIPATION                       10

ARTICLE III           CONTRIBUTIONS                                       12

ARTICLE IV            INVESTMENT OF CONTRIBUTIONS                         18

ARTICLE V             ALLOCATIONS, ACCOUNTING AND ADJUSTMENTS             19

ARTICLE VI            VESTING                                             23

ARTICLE VII           TIME AND METHOD OF PAYMENT                          25

ARTICLE VIII          WITHDRAWALS                                         29

ARTICLE IX            LOANS TO PARTICIPANTS                               31

ARTICLE X             TOP-HEAVY PROVISIONS                                33

ARTICLE XI            MANAGEMENT OF FUNDS                                 38

ARTICLE XII           PLAN ADMINISTRATION                                 39

ARTICLE XIII          CLAIMS PROCEDURE                                    41

ARTICLE XIV           AMENDMENT AND TERMINATION                           42

ARTICLE XV            MISCELLANEOUS                                       44

APPENDIX A            ASSET TRANSFER FROM ROYAL INDEMNITY COMPANY         47


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                         STATE AUTO INSURANCE COMPANIES

                            CAPITAL ACCUMULATION PLAN


                                  INTRODUCTION
                                  ------------


          Effective June 1, 1982, the Board of Directors (the "Board") of State Automobile Mutual Insurance Company, an Ohio corporation with its principal offices located in Columbus, Ohio (the "Company"), by appropriate Board Resolution, adopted the State Auto Insurance Companies Thrift Savings Plan (the "Plan").

          Effective January 1, 1983, the Board by appropriate Board Resolution amended the Plan to add an Internal Revenue Code Section 401(k) feature to the Plan and a voluntary nondeductible contribution feature to the Plan for the benefit of all its regular Employees. The Plan was amended and restated to incorporate these changes.

          Effective January 1, 1985, the Plan was amended and restated to meet the requirements of the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984.

          The Plan is hereby further amended and restated to meet the requirements of the Tax Reform Act of 1986 and subsequent legislation, regulation and rulings. This amendment and restatement is generally effective January 1, 1989. However, certain provisions of this amendment and restatement are effective as of other dates. These provisions include, without limitation, a change in the name of the Plan to the "State Auto Insurance Companies Capital Accumulation Plan" and certain revisions in connection with the adoption of a daily valuation system, all as of October 1, 1994. Events occurring before the applicable effective date of any provision of this amendment and restatement shall be governed by the applicable provision of the Plan as in effect on the date of the event.

          It is intended that this Plan, together with the Trust Agreement, meet all the pertinent requirements of the Internal Revenue Code of 1954, as amended (the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and shall be interpreted to comply with the terms of the Code and ERISA and all formal regulations and rulings issued thereunder.


                                      -10-
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                         STATE AUTO INSURANCE COMPANIES

                            CAPITAL ACCUMULATION PLAN


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

           Whenever used herein with the initial letter capitalized, words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. All masculine terms shall include the feminine and all singular terms shall include the plural in all cases in which they could thus be applied unless the context clearly indicates the gender or the number.

1.01       ACCOUNT(S)

           The separate account or accounts which are maintained for each Participant.

1.02       APPROVED LEAVE OF ABSENCE

           An absence from work approved by the Employer or Related Employer under uniform rules and conditions for all Employees, including a "maternity or paternity leave of absence."

           A "maternity or paternity leave of absence" shall mean, for any Plan Year beginning on or after January 1, 1985, an absence from work (for such period as may be required under Section 102(e) of the Retirement Equity Act of 1984 or regulations thereunder) by reason of the Participant's pregnancy, birth of the Participant's child, placement of a child with the Participant in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement.

1.03       ANNIVERSARY DATE

           The first day of the Plan Year.

1.04       ATTAINED AGE

           The age in years of an Employee as of the last anniversary of the Employee's date of birth.

1.05       AVERAGE SALARY REDUCTION PERCENTAGE

           The average of the Salary Reduction Percentage for all eligible Employees of the Employer. Salary Reduction Percentage means the total Salary Reduction Contributions made by a Participant under the Plan for a Participant during a Plan Year under Section 3.01(a), expressed as a percentage of the Test Compensation of such Participant for such Plan Year.

1.06       AVERAGE SUPPLEMENTAL PERCENTAGE

           The average of the Supplemental Participant Contribution Percentages for all eligible Employees of the Employer. Supplemental Participant Contribution Percentage means the total Supplemental Participant Contributions and Regular Matching Contributions made by or on behalf of a Participant under the Plan during a Plan Year under Section 3.02(a) and Section


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           3.03(a), expressed as a percentage of the Test Compensation of such
           Participant for such Plan Year.

1.07       BEGINNING BALANCE

           The fair market value of the Trust Fund, each Investment Fund, each Salary Reduction Contribution Account, each Supplemental Contribution Account, each Rollover Account, and each Employer Contribution Account as of the Valuation Date immediately preceding the event for which the Beginning Balance is being determined.

1.08       BENEFICIARY

           Any person or persons (or a trust) designated by a Participant or former Participant in such form and manner as the Committee shall prescribe to receive any death benefit that may become payable under this Plan if such person or persons survives the Participant or former Participant. This designation may be revoked by a Participant or former Participant as prescribed in Section 7.05.

1.09       BOARD

           The board of directors of State Automobile Mutual Insurance Company.

1.10       CLOSING BALANCE

           The fair market value of the Trust Fund, each Investment Fund, each Salary Reduction Contribution Account, each Supplemental Participant Contribution Account, each Rollover Account, and each Employer Contribution Account as of the Valuation Date coincident with or next following the event for which the Closing Balance is being determined.

1.11       CODE

           The Internal Revenue Code of 1986, as amended, and each formal regulation or ruling issued thereunder as may pertain to the tax status of this Plan.

1.12       COMMITTEE

           The Administrative Committee appointed by the Chief Executive Officer as empowered by the Board pursuant to Article XII.

1.13       COMPANY

           State Automobile Mutual Insurance Company, an Ohio corporation with principal offices located in Columbus, Ohio; its successors and assigns and, subject to the provisions of Article XV, any corporation into which the Company may be merged or consolidated or to which all or substantially all of its assets may be transferred.

1.14       COMPENSATION

           An Employee's basic earnings. Such amount shall exclude all overtime, bonuses, and extra direct or indirect remuneration. Such amount shall include amounts, if any, deferred under a salary reduction agreement in accordance with Section 401(k) of the Code. Effective for each Plan Year beginning on or after January 1, 1989, in no event shall the amount of Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Code Section 401(a)(17) for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after January 1, 1989 and prior to January 1, 1994, $200,000 as adjusted for such year in the same manner as under Section 415(d) of the Code and, for each Plan Year beginning on and after January 1, 1994, $150,000 as adjusted for such year as provided under Section 401(a)(17)(B) of the Code.

           Compensation of an Employee for purposes of the foregoing annual limitation, the Compensation paid to any Family Member shall be aggregated with the Compensation of such Employee; provided, however, that for purposes of this Section Family Member shall include only the spouse of the Employee and any lineal descendant of the Employee who has not attained age nineteen (19) before the end of the calendar year. If, as a result of the family aggregation rules, the adjusted annual limitation is exceeded, then the limitation shall be prorated among such Family Members in proportion to each individual's Compensation as determined under this paragraph without regard to the adjusted annual limitation.

1.15       CONSOLIDATED NET ACCUMULATED OR CURRENT EARNINGS OF THE COMPANY

           The consolidated net accumulated or current earnings of the Company and all affiliated companies as reported in the published financial statements of the Company or affiliated companies.

1.16       CONTRIBUTION PERCENTAGE LIMIT

           The maximum percentage for any Plan Year (determined in accordance with the provision of Section 3.01 hereof) of Regular Matching Contributions and Supplemental Participant Contributions which may be contributed to the Plan under Section 401(m) of the Code and regulations issued thereunder. The Company shall establish the Contribution Percentage Limit from time to time for the Plan Year for the purpose of meeting the nondiscrimination tests of Section 401(m) of the Code and applicable regulations, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.17       EFFECTIVE DATE

           January 1, 1989, the Effective Date of this amended and restated
           Plan.

1.18       EMPLOYEE

           Any person employed as a common law employee by an Employer or a Related Employer.

1.19       EMPLOYER

           The Company, State Auto Property and Casualty Insurance Company (a South Carolina corporation with its principal offices located in Greer, South Carolina), and any other Related Employer which, with the approval of the Board, shall adopt this Plan for the benefit of its Employees, according to an appropriate written resolution of the board of directors of such Related Employer. Such a Related Employer shall execute such documents as may be necessary.

1.20       EMPLOYER CONTRIBUTION ACCOUNT

           The separate Account maintained for each Participant to reflect Regular Matching Contributions made on behalf of the Participant and any earnings thereon.

1.21       EMPLOYMENT COMMENCEMENT DATE

           The date on which an Employee completes his first hour of Service for an Employer or a Related Employer.

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1.22       ERISA

           The Employee Retirement Income Security Act of 1974, as amended, and each formal regulation or ruling thereunder governing the management and operation of this Plan as in effect from time to time.

1.23       FAMILY MEMBER

           The spouse, and lineal ascendants and descendants, and the spouses of such lineal ascendants and descendants, of a 5% owner or of the 10 most highly paid Highly-Compensated Employees.

1.24       FORFEITURE

           The portion of a Participant's or former Participant's Employer Contribution Account to which he is not entitled at the termination of his employment as determined in Section 6.03.

1.25       HIGHLY-COMPENSATED EMPLOYEE

           Any Employee of the Employer or a Related Employer who meets any of the following requirements in either the prior Plan Year (the "lookback year") or the current Plan Year (the "determination year"):

           (a)    is more than a five percent owner of an Employer;

           (b)    earns $75,000 or more in Test Compensation;

           (c) earns $50,000 or more in Test Compensation and is among the top 20% of Employees when ranked on the basis of Test Compensation during the given year excluding, however, Employees who

                  (i)     have less than six months of Service,

                  (ii)    ordinarily work less than six months per year,

                  (iii)   are under age 21,

                  (iv)    ordinarily work less than 17-1/2 hours per week, or

                  (v)     are non-resident aliens;

           (d) is an officer of an Employer (as described in Section 416(i) of the Code) who earns Test Compensation of more than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for such year; or

           (e) is a former Employee who was a Highly-Compensated Employee upon separation from service prior to the determination year, performs no service for an Employer during the determination year or was a Highly-Compensated Employee at any time after age 55.

           In addition, the Test Compensation paid to any Family Member shall be aggregated with the Test Compensation of the Highly-Compensated Employee for the purposes of this definition. Notwithstanding the foregoing, an Employee will not be a Highly-Compensated Employee for the current year merely by compensation or officer status, unless he is in the top 100

           Employees ranked by Test Compensation. The amounts indicated in (b) and (c) above shall be adjusted for cost of living by the Secretary of the Treasury at the same time and in the same manner as under Code
           Section 415(d). To the extent permitted under regulations and other guidance promulgated by the Internal Revenue Service, the Company and Related Employers may elect to determine the status of Highly-Compensated Employees on a basis other than that provided above.

1.25       A HOUR OF SERVICE

           Hour of Service shall mean:

           (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer or a Related Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed;

           (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer or a Related Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence;

           (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer or Affiliate. The same Hours of Service shall not be credited both under subsections (a) or (b) above, as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains, rather than the computation period in which the award, agreement, or payment is made;

           (d) Except as provided in subsection (e) below, hours under the foregoing subsections shall be calculated and credited pursuant to the minimum requirements prescribed under Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference;

           (e) Notwithstanding the foregoing, in the case of any Employee for whom an Employer's records do not accurately reflect the actual number of Hours of Service as determined above, such Employee shall be credited with 45 Hours of Service for each week in which he is credited with at least one Hour of Service.

1.26       INVESTMENT FUND

           An investment fund offered by the Committee under the Plan to Participants for the purpose of enabling them to direct investment of their Accounts under the procedures described in Section 4.01. The Committee may, in its discretion, offer additional Investment Funds or cease to offer any Investment Fund(s) at such time as it may deem appropriate.

1.27       NORMAL RETIREMENT AGE

           Age 65.

1.28       ONE-YEAR BREAK IN SERVICE

           The first day of the month following the period of 12 consecutive months during which the Employee does not complete an Hour of Service.

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1.29       PARTICIPANT

           An Employee who has met the requirements of Article II for participation in the Plan.

1.30       PARTICIPATION DATE

           The first day of any pay period on which a Participant commences participation in the Plan after meeting the eligibility requirements of Article II and submitting the appropriate election forms in a manner prescribed by the Committee.

1.31       PENSION PLAN

           The State Auto Insurance Companies Employee Retirement Plan, including any Appendix hereto, as the same may be amended from time to time.

1.32       PLAN

           The State Auto Insurance Companies Capital Accumulation Plan.

1.33       PLAN YEAR

           A 12-consecutive month period from January 1 to December 31 each year.

1.34       REGULAR MATCHING CONTRIBUTIONS

           The contributions made to the Employer Contribution Account of a Participant by an Employer as provided in Section 3.02.

1.35       RELATED EMPLOYER

           Related Employer means one of the following:

           (a)    a member of a controlled group of corporations as defined in
                  Section 1563(a) of the Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C), in which the Company is a member;

           (b) a trade or business which is under common control with the Company, as determined in accordance with Section 414(c) of the Code and regulations which may be issued thereunder;

           (c) a member of an affiliated service group, as determined in accordance with Section 414(m) of the Code and regulations which may be issued thereunder; or

           (d)    an organization described under Section 414(o) of the Code.

           Provided, however, for purposes of Sections 5.05 and 5.06 of this Plan, the phrase "more than 50%" shall be substituted for the phrase "at least 80%" in each place it appears in Section 1563(a)(1) of the Code.

1.36       ROLLOVER ACCOUNT

           The separate Account maintained for each Participant who elects to make a Rollover Contribution as described in Section 3.04 to reflect any Rollover Contribution made by the Participant and any earnings thereon.

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1.37       ROLLOVER CONTRIBUTION

           Any contribution by an eligible Employee of sums distributed to him from any other qualified employee benefit plan or from an individual retirement account, provided such prior distribution meets all the applicable requirements to qualify for rollover treatment and the rollover is approved by the Committee. Notwithstanding the foregoing, the Committee shall not approve the contribution by an eligible Employee of any sums distributed to such eligible Employee from a qualified employee benefit plan if the Plan's acceptance of such contribution would require that distributions under the Plan be made in the form of a qualified joint and survivor annuity or a qualified preretirement survivor annuity as prescribed in Sections 401(a)(11) and 417 of the Code.

1.38       SALARY REDUCTION CONTRIBUTION ACCOUNT

           The separate Account maintained for each Participant to reflect Salary Reduction Contributions and any earnings thereon.

1.39       SALARY REDUCTION CONTRIBUTIONS

           The contributions made by an Employee that are attributable to the reduction in Compensation a Participant agrees to accept from an Employer each Plan Year as described in Section 3.01.

1.40       SALARY REDUCTION CONTRIBUTION LIMIT

           The maximum percentage for any Plan Year (determined in accordance with the provision of Section 3.01 hereof) of an Employee's Compensation which may be contributed to the Plan pursuant to a Salary Reduction Agreement under Section 401(k) of the Code and regulations issued thereunder. The Employer shall establish the Salary Reduction Contribution Limit from time to time for the Plan Year for the purpose of meeting the nondiscrimination tests of
           Section 401(k) of the Code and applicable Regulations, and shall apply the limit to such Employees as is necessary to assure compliance with such tests.

1.41       SERVICE

           The years and months of employment (including Approved Leaves of Absence, if any) with an Employer or Related Employer, where any partial month shall constitute a complete month. Such years and months shall be calculated from the Participant's Employment Commencement Date to the Participant's final termination date less any period or periods of non-employment with the Employer or a Related Employer.

           Notwithstanding the foregoing, if a Participant is absent from work due to any reason other than quit, discharge, retirement, or death, the period up to the first anniversary of the first day of such absence (or up to the date of quit, discharge, retirement, or death, if earlier) shall be counted as Service for all purposes under the Plan.

           Notwithstanding the above, an Employee, whose employer immediately prior to employment by the Company was Columbus Life Insurance Company (formerly known as Columbus Mutual Life Insurance Company) and who was employed by the Company in 1982, shall have all service with Columbus Life Insurance Company counted as Service for all purposes under the Plan.

1.42       SUPPLEMENTAL PARTICIPANT CONTRIBUTION ACCOUNT

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           The separate Account maintained for each Participant to reflect
           Supplemental Participant Contributions and any earnings thereon.

1.43       SUPPLEMENTAL PARTICIPANT CONTRIBUTIONS

           The nondeductible contributions made by the Participant as described in Section 3.03.

1.44       TEST COMPENSATION (EFFECTIVE JANUARY 1, 1987)

           An Employee's gross Earnings from the Employer or a Related Employer, reported under Sections 6041 and 6051 of the Code on Form W-2, plus Salary Reduction Contributions, as defined in Section 125, 402(a)(8), 402(h) or 403(b) of the Code, used for the purpose of anti-discrimination testing and highly compensated and key employee determination. In no event shall the amount of Test Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 1.14.

1.45       TOTAL AND PERMANENT DISABILITY

           A physical or mental condition which totally and permanently prevents the Participant from engaging in his regular occupation or employment for remuneration or profits, except for purposes of rehabilitation not incompatible with a finding of total and permanent disability. The determination as to whether a Participant is Totally and Permanently Disabled shall be made on the basis of any one or all of the following as determined by the Committee in its sole discretion:

           (a) on medical evidence by a licensed physician designated by the Committee, or

           (b) on evidence that the Participant is eligible for disability benefits under any long-term disability plan sponsored by his Employer, or

           (c) on evidence that the Participant is eligible for disability benefits under the Social Security Act in effect at the date of disability.

           Total and Permanent Disability shall exclude disabilities arising from:

           (d) a proven felony or unlawful enterprise on the part of the Participant, or

           (e) intentionally self-inflicted injury or intentionally self-induced sickness, or

           (f) military service where the Participant is eligible to receive a government-sponsored disability pension.

1.46       TRUST AGREEMENT AND TRUST

           Trust Agreement and Trust mean, respectively, the agreement between the Company and the Trustee governing the administration of the Trust, as it may be amended from time to time, and the trust established thereunder.

1.47       TRUST FUND

           All money, securities, and other property held under the Trust Agreement for the purposes of the Plan, together with the income therefrom.

1.48       TRUSTEE

           The person, persons, entity, or entities appointed by the Company as Trustee of the Trust.

1.49       VALUATION DATE

           The last day of each quarter of the Plan Year; provided, however, that effective October 1, 1994, "Valuation Date" shall mean each day the New York Stock Exchange is open for business.

1.50       YEAR OF ELIGIBILITY SERVICE

           An Eligibility Computation Period (as hereinafter defined) in which an Employee is credited with at least 1,000 Hours of Service in the employ of an Employer or a Related Employer.

           The initial Eligibility Computation Period with respect to an Employee shall mean the 12-consecutive month period that begins on the day on which the Employee first completes an Hour of Service in the employ of an Employer or a Related Employer (his "date of hire") and ends on the day preceding the first anniversary of such date. Thereafter, all subsequent Eligibility Compensation Periods shall coincide with the Plan Year (beginning with the Plan Year that commences immediately following the Employee's date of hire). An Employee who completes 1,000 Hours of Service in both his initial Eligibility Computation Period and in the Plan Year which commences immediately after the Employee's date of hire shall be credited with two Years of Eligibility Service.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------


2.01       ELIGIBILITY

           (a) Each individual who was an Employee of an Employer on January 1, 1989, and who was a Participant in the Plan on that date shall continue to be eligible to participate in the Plan.

           (b) Each Employee who is not described in Section 2.01(a), who is employed by an Employer, and who is hired in a classification other than that of a temporary Employee or an Employee employed on a retainer or consultant basis shall be eligible to become a Participant as of the January 1 next following the Employee's Employment Commencement Date and attainment of age 20; provided the Employee remains in the employment of an Employer as of such January 1. Effective on and after July 1, 1995, such Employee shall be eligible to become a Participant as of the first day of the month next following the Employee's Employment Commencement Date and attainment of age 20.

           (c) Notwithstanding subsections (a) and (b) above, an Employee who is employed by an Employer and who is hired as a temporary Employee or as an Employee employed on a retainer or consultant basis shall be eligible to become a Participant as of the January 1 or July 1 coincident with or next following the later of:

                      (i) such Employee's attainment of the age of 21 years; and

                      (ii) such Employee's completion of one Year of Eligibility Service; provided such Employee remains in the employment of an Employer as of such January 1 or July 1.

                      For the purpose of this Section 2.01(c), a temporary Employee shall be defined as an individual who is not employed on a regular basis by the Employer and who is compensated for services performed for such Employer on an hourly basis. Each temporary Employee shall be notified upon employment of his status as a temporary Employee. The Employer shall maintain records documenting the Employee's temporary status.

                      For the purpose of this Section 2.01(c), an Employee hired on a retainer or consultant basis shall be defined as an Employee who is employed by an Employer because of his specialized skills to provide strategic guidance to the Employer. Such employment shall be for an indeterminate period of time. Each such Employee shall be notified of his employment status when hired, and the Employer shall maintain records documenting this status.

2.02       PARTICIPATION

           Each Employee who has met the applicable eligibility requirements described in Section 2.01 shall become a Participant on the Participation Date which is not later than 15 days following the date on which he has agreed to make Salary Reduction Contributions to the Plan.

2.03       PARTICIPATION FORMS

           Employees who are eligible and desire to become Participants shall be required to enter into a salary reduction agreement as prescribed by the Company. Each Participant shall designate a Beneficiary on a form prescribed by the Company as provided in Section 7.05. In addition, an Employee who meets the requirements of Section 3.03 may make Supplemental Participant Contributions. Contributions to be made pursuant to Section 3.03 must be elected by the Participant as prescribed by Company. Such election shall take effect on the first day of a pay period following the date on which he has agreed to make Contributions.

2.04       TERMINATION AND REEMPLOYMENT

           (a)    If an Employee who has met the eligibility requirements of
                  Section 2.01 terminates employment and is subsequently rehired by an Employer, he shall again be eligible to participate in the Plan on this date of reemployment.

           (b)    If an Employee who has not met the eligibility requirements of
                  Section 2.01 terminates employment and is subsequently rehired by an Employer, he shall be eligible to participate in the Plan when he meets the eligibility requirements of Section 2.01(b), based upon his original date of employment.

                                   ARTICLE III

                                  CONTRIBUTIONS
                                  -------------


3.01       SALARY REDUCTION CONTRIBUTIONS

           (a)        Each Employee who has met the eligibility requirements of
                      Section 2.01 shall have the option to enter into a salary reduction agreement with his Employer or a designated agent of his Employer which shall be applicable to all Compensation paid thereafter. Such salary reduction agreement shall be made in writing or, for periods on and after October 1, 1994, in accordance with nondiscriminating and uniform procedures established by the Company and Trustee. The salary reduction agreement will provide that the Participant agrees to accept a reduction in salary from the Employer of between 1% and 16% of his Compensation. On an annual basis, such Salary Reduction Contribution amount shall not exceed the annual 401(k) deferral limit as outlined in Section 402(g) of the Code. The Employer shall contribute to the Trust Fund, as soon as practicable after the end of each payroll period (but not later than 90 days after the Employee would have received such amounts if he had declined to enter into a salary reduction agreement or, if earlier, 30 days after the end of the Plan Year), such Salary Reduction Contributions.

           (b) Any provision of this Plan to the contrary notwithstanding, no Participant shall be permitted, during any calendar year beginning on or after January 1, 1987, to make Salary Reduction Contributions under the Plan (when combined with the Participant's elective deferrals under any other plans, contracts, or arrangements maintained by the Employer or Related Employer) that will exceed the adjusted limitation in affect for such year under Section 402(g)(1) of the Code.

           (c) In the event any amount of a Participant's Salary Reduction Contributions for a calendar year exceeds the limitation applicable under Section 3.01(b) for such calendar year, such excess amount (hereafter described for purposes of this Section 3.01(c), as "Excess Deferrals"), as adjusted for any income or loss allocable thereto in accordance with regulations, shall be distributed to such Participant, as provided in subparagraph (i), (ii) and
                      (iii) below:

                      (i) At a date not later than the April 1st of the calendar year immediately following the calendar year to which such Excess Deferrals are attributable, any Participant to whom this
                                 Section 3.01 applies may notify, in writing, the Committee by submitting a form as may be provided by the Committee which shall specify the amount of the Participant's Excess Deferrals for the given calendar year and shall contain a certified statement by the Participant indicating that if such amount is not distributed, such Excess Deferrals will exceed the limit imposed on the Participant by
                                 Section 402(g) of the Code for the year in which the Salary Reduction Contribution occurred. Notwithstanding the foregoing and solely for the purpose of facilitating a distribution of Excess Deferrals as required by regulation, in the event a Participant hasExcess Deferrals in a given year calculated by taking into account his Salary Reduction Contributions hereunder and his elective deferrals under any other plan, contract, or arrangement maintained by the Employer or Related Employer, the Participant will be deemed to have notified the Committee in the manner provided in this subparagraph.

                      (ii) At a date not later than the April 15th of the calendar year immediately following the calendar year to which such Excess Deferrals are attributable, the Plan shall distribute to the Participant the amount of the Excess Deferrals allocated to the

                                 Plan as adjusted for any income or any loss allocable to such excess. Any Excess Deferrals distributed pursuant to this subparagraph are to be included in the gross income of the Participant for the year to which such Excess Deferrals relate. Any income that is allocable to such Excess Deferrals (as determined in accordance with rules promulgated by the Secretary of the Treasury or his delegate) that is distributed pursuant to this subparagraph is to be included in the gross income of the Participant for the year in which such amount is distributed. In making a distribution as permitted under this Section, the Committee shall specifically designate the distribution as that consisting of Excess Deferrals within the meaning of Section 402(g)(1) of the Code. Any distribution of less than the entire amount of Excess Deferrals plus income or loss attributable to such deferral contributions shall be treated as a prorata distribution of such excess deferral contributions and income/loss.

                      (iii) To the extent provided by the Secretary of the Treasury or his delegate, such Excess Deferrals distributed pursuant to this subparagraph are to be taken into account for purposes of applying the actual deferral percentage test specified in 3.01(f) (except if such excess is both prohibited under Section 401(a)(30) of the Code and is attributable to an Employee other than a Highly Compensated Employee), and for any other purpose of the Code which may be prescribed by the Secretary of the Treasury or his delegate. No corrective distribution under this Section shall be recognized for purposes of determining whether the minimum distribution requirements of Section 401(a)(9) of the Code are satisfied with respect to any Participant.

                      (iv)       Any distribution in accordance with this
                                 Section 3.01(c) shall be made without regard to any notice or consent otherwise required under Sections 411(a)(11) or 417 of the Code.

           (d) Prior to October 1, 1994, each Participant may change the percentage of his Salary Reduction Contributions by entering into a new salary reduction agreement at least 15 days prior to the January 1, April 1, July 1, or October 1 on which such election is to take effect. In addition, each Participant may suspend his Salary Reduction Contribution at any time by entering into a new salary reduction agreement and electing 0% Salary Reduction Contributions. Such suspension election shall become effective on the first day of a pay period which begins not later than 15 days after the election is made. The resumption of Salary Reduction Contributions cannot occur before the next-following January 1, April 1, July 1 or October 1.

                      Effective on and after October 1, 1994, each Participant may at any time elect to change the percentage of his Salary Reduction Contributions by entering into a new salary reduction agreement which shall become effective on the first day of a pay period which begins not later than 15 days after the election is made. Each Participant may also suspend his Salary Reduction Contributions at any time by entering into a new salary reduction agreement (and electing 0% Salary Reduction Contributions) which shall become effective on the first day of a pay period which begins not later than 15 days after the election is made. A Participant who has suspended his Salary Reduction Contributions may at any time elect to resume his Salary Reduction Contributions by entering into a new salary reduction agreement which shall be effective on the first day of a pay period which begins not later than 15 days after the election is made. Notwithstanding the foregoing provisions of this paragraph, the number of changes in percentage which a Participant may make to his Salary Reduction Contributions in any given calendar year shall not exceed four.

           (e) The Company shall establish and maintain a Salary Reduction Contribution Account in the name of each Participant who elects to enter into a salary reduction agreement.

           (f) The Company may amend or revoke any salary reduction agreement entered into by a Participant if the Company determines that such a revocation or amendment is necessary to ensure that the additions to a Participant's Account for any Plan Year will not exceed the limitations set forth in Sections 5.05 and 5.06 of the Plan, or to ensure that the following discrimination tests of Sections 401(k) and 401(m) of the Code are met for any Plan Year beginning on and after January 1, 1987:

                      (i) The Average Salary Reduction Percentage of the group of eligible Highly-Compensated Employees shall not exceed the Average Salary Reduction Percentage of all other eligible Employees multiplied by 1.25.

                      (ii) The Average Salary Reduction Percentage of the group of eligible Highly-Compensated Employees shall not exceed the Average Salary Reduction Percentage of all other eligible Employees multiplied by two, provided that the Average Salary Reduction Percentage of eligible Highly-Compensated Employees is not more than two percentage points higher than the Average Salary Reduction Percentage for all other eligible Employees.

           (g)        In accordance with the nondiscrimination requirements of
                      Section 401(m) of the Code and applicable regulations, for each Plan Year beginning on and after January 1, 1987, the Committee shall establish a Contribution Percentage Limit with respect to Supplemental Participant Contributions and Regular Matching Contributions credited to a Highly-Compensated Employee's Account during a Plan Year and may adjust such percentage limit from time to time during the year in order to satisfy one of the following tests:

                      (i) The Average Supplemental Percentage of the group of eligible Highly-Compensated Employees shall not exceed the Average Supplemental Percentage of all other eligible Employees multiplied by 1.25.

                      (ii) To the extent allowed, the Average Supplemental Percentage of the group of eligible Highly-Compensated Employees shall not exceed the Average Supplemental Percentage of all other eligible Employees, multiplied by two, provided that the Average Supplemental Percentage for eligible Highly-Compensated Employees is not more than two percentage points higher than the Average Supplemental Percentage for all other eligible Employees.

                      Notwithstanding the foregoing, the provisions of this paragraph (g) shall be deemed to include the provisions of
                      Section 401(k)(3) and 401(m) of the Code as incorporated (by this reference).

           (h) For purposes of determining the Average Salary Reduction Percentage and Average Supplemental Percentage under paragraphs (f) and (g) above, the Test Compensation, Salary Reduction Contributions, Supplemental Participant Contributions and Regular Matching Contributions of an eligible Employee who is a Highly-Compensated Employee and either a 5% owner or one of the 10 most Highly-Compensated Employees shall include the Test Compensation, Salary Reduction Contribution, Supplemental Participant Contributions, and Regular Matching Contributions, if any, of a Family Member of such eligible Employee.

           (i) If the average percentages described in Sections 3.01(f) and/or 3.01(g) applicable to the group of eligible Highly-Compensated Employees are expected to exceed the maximum average percentage necessary to comply with the rules described in such Sections, the Committee may direct that the Average Salary Reduction Percentage and/or the Average Supplemental Percentage, as the case may be, for each member of the group of eligible Highly-Compensated Employees be reduced respectively to the extent necessary to comply with the limit described in Sections 3.01(f) and/or 3.01(g).

                      The reduction shall be effected by successive reductions of the highest individual current Salary Reduction Percentage and/or current percentage of Supplemental Participant Contribution and Regular Matching Contribution attributable to one or more members of the group of eligible Highly-Compensated Employees until the applicable average percentage for such group of Highly-Compensated Employees does not exceed the applicable limit described in Sections 3.01(f) and 3.01(g) above.

           (j) Any provision of Article III to the contrary notwithstanding, if both the Average Salary Reduction Percentage and the Average Supplemental Percentage for Highly-Compensated Employees exceed such percentages for Non-Highly Compensated Employees by more than 25%, the Committee shall apply the aggregate alternative limitation in accordance with Section 1.401(m)-2 of the Income Tax Regulations, the provisions of which are incorporated herein by reference. In the event the combined alternative limitation is not satisfied by any given Plan Year, the Company shall direct the Committee to reduce the Average Salary Reduction Percentage of the Average Supplemental Percentage for Highly-Compensated Employees to the extent necessary to satisfy the combined alternative limitation.

           (k) For purposes of this Section 3.01, if the nondiscrimination test of Section 401(k) and/or 401(m) of the Code is not satisfied for a Plan Year, amounts in excess of the limits described in Sections 3.01(f) and/or 3.01(g) as the case may be, and the earnings thereon, shall be refunded to such Highly-Compensated Employees, or in the case of nonvested Regular Matching Contributions, forfeited, not later than the close of the Plan Year following the Plan Year in which such excess arose. Amounts to be refunded to Highly-Compensated Employees shall be paid in a single payment and shall be deemed to have been made before the close of the Plan Year in which such excess contributions arose.

                      Any Employee who, during the current Plan Year, is not a Highly-Compensated Employee under Section 1.25 but who is either a 5% owner, or who satisfies the requirements in paragraphs (b), (c) or (d) of Section 1.25 above and is among the top 100 Employees ranked by Test Compensation for the current Plan Year shall also be considered a Highly-Compensated Employee.

                      Highly-Compensated Employees shall also include any Employee who has a break in service prior to the applicable Plan Year and was a Highly-Compensated Employee, as defined above, for either (a) the Plan Year during which such Employee has a Separation Date, or (b) any Plan Year ending on or after the Employee's 55th birthday.

                      A Highly-Compensated Employee shall be determined in accordance with the provision of Section 414(q) of the Code and Regulations promulgated thereunder.

           (l) Except under such conditions described in paragraph (h) above, distribution of a Participant's Salary Reduction Contribution Account shall not commence prior to the earliest of his death, the day he incurs a Total and Permanent Disability, other termination of employment, attainment of age 59-1/2, or his demonstration of hardship.

3.02       EMPLOYER CONTRIBUTIONS

           (a) For each eligible Employee who authorizes Salary Reduction Contributions during the Plan Year, the Employer will pay to the Trustee a Regular Matching Contribution equal to:

                  (i) 75% of the Participant's Salary Reduction Contributions up to 2% of his Compensation, plus

                  (ii) 50% of the Participant's Salary Reduction Contributions in excess of 2% but not in excess of 6% of his Compensation.

                  Regular Matching Contributions shall be made to the Trustee as soon as practicable after the end of the quarter of the Plan Year to which they relate.

           (b) The Company shall establish and maintain an Employer Contribution Account in the name of each Participant on whose behalf Regular Matching Contributions, if any, are made.

           (c) In order to meet the nondiscrimination requirements of Section 401(k) of the Code, the Board, in its sole discretion, may authorize the Employer to make additional Employer contributions applicable only to those Participants who earn less than a specified level of Compensation. Contributions made under this paragraph (c) shall be deemed for all Plan purposes to be Salary Reduction Contributions except that no Regular Matching Contribution will be made based upon such contributions.

           (d) Employer contributions under the Plan (including, for purposes of this paragraph (d), Salary Reduction Contributions) shall be made out of the Consolidated Net Accumulated or Current Earnings of the Company; provided, however, that the total of such contributions for any Plan Year shall not exceed the amount allowable as a deduction under Section 404 of the Code, as amended and in force from time to time.

3.03       SUPPLEMENTAL PARTICIPANT CONTRIBUTIONS

           (a) A Participant may elect to make Supplemental Participant Contributions to the Trust Fund in each Plan Year of between 1% and 10%, in integral percentages, of an amount equal to his Compensation for the year less his Salary Reduction Contributions, if any, for the year. In no event, however, should a Participant be permitted under this Article III to make on a combined basis an amount in excess of 17% of his Compensation. A Participant who elects to make Supplemental Participant Contributions prior to October 1, 1994, shall complete an authorization form as prescribed by the Company. For periods on and after October 1, 1994, a participant shall make his Supplemental Participant Contribution election in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee. The Employer shall deduct each Participant's Supplemental Participant Contributions from his Compensation for each payroll period. The Employer shall transfer these Supplemental Participant Contributions to the Trust Fund as soon as practicable after they are deducted (but not later than 90 days after the Employee would have received such amounts if he had declined to enter into an election hereunder or, if earlier, 30 days after the end of the Plan Year).

           (b) The Company shall establish and maintain a Supplemental Participant Contribution Account in the name of each Participant who elects to make such contributions.

           (c) Prior to October 1, 1994, a Participant may change the percentage of his Supplemental Participant Contributions by filing a new authorization form with the Company, at least 15 days prior to the January 1, April 1, July 1 or October 1 on which such election is to take effect. A Participant may suspend his Supplemental Participant Contributions at any time by filing a new authorization form with the Company. Such suspension shall become effective on the first day of a pay period which begins not later than 15 days after the authorization form is filed with the Company. The resumption of Supplemental Participant Contributions cannot occur before the next following January 1, April 1, July 1 or October 1.

                      Effective on and after October 1, 1994, each Participant may at any time elect to change the percentage of his Supplemental Participant Contributions by completing a new authorization which shall become effective on the first day of a pay period which begins not later than 15 days after the authorization is made. Each Participant may also suspend his Supplemental Participant Contributions at any time by completing a new authorization (and electing 0% Supplemental Participant Contributions) which shall become effective on the first day of a pay period which begins not later than 15 days after the authorization is made. A participant who has suspended his Supplemental Participant Contributions may at any time elect to resume his Supplemental Participant Contributions by completing a new authorization which shall be effective on the first day of a pay period which begins not later than 15 days after the authorization is made. Notwithstanding the foregoing provisions of this paragraph, the number of changes in percentage which a Participant may make to his Supplemental Participant Contributions in any given calendar year shall not exceed four.

           (d) In addition to or in lieu of the foregoing payroll deduction Supplemental Participant Contributions, a Participant may also elect, not more frequently than once a year, to make a Supplemental Participant Contribution by a cash payment to the Trust Fund in an amount which, together with all other Supplemental Participant Contributions made by that Participant in prior years, will not cause his total Supplemental Participant Contributions to exceed 10% of the Compensation (less all Salary Reduction Contributions) received by the Participant for all years that he has been a Participant in the Plan.

           (e) Before making a Supplemental Participant Contribution in any Plan Year, the maximum benefit provisions of Sections
                      5.05 and 5.06 of the Plan will be considered. All Supplemental Participant Contributions are subject to the approval of the Committee.

           (f) In the event a Participant's Salary Reduction Contributions are reduced pursuant to Section 3.01(d), his election under Section 3.03(a) shall not be amended or revoked except by the Participant pursuant to Section 3.03(c) or the Committee in accordance with Sections 3.01(f), (g) or (i).

3.04       ROLLOVER CONTRIBUTIONS

           A Participant may elect to make a Rollover Contribution to the Plan. An eligible Employee who elects to make a Rollover Contribution shall complete such forms as may be required by the Company. Subject to the approval of the Committee (as described in Section 1.37), the Company shall establish and maintain a Rollover Account in the name of each eligible Employee who elects to make a Rollover Contribution to the Plan.

3.05       FORFEITURES

           Any Forfeiture under the Plan shall be used to reduce Regular Matching Contributions and shall not be applied to increase the Accounts of Plan Participants.

3.06       REVERSION OF EMPLOYER CONTRIBUTIONS

           At no time shall any part of the corpus or income of the Trust Fund be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and to pay the reasonable expenses of administration of the Plan and Trust, to the extent that such expenses are not paid by the Employers. Notwithstanding the above, a contribution which is made by an Employer by a mistake of fact may be returned to the Employer within one year after the payment of the contribution to the Trust Fund. Contributions, other than Supplemental Participant Contributions, are conditioned upon the deductibility of the contribution under Section 404 of the Internal Revenue Code of 1986 to the extent the deduction is disallowed, such a contribution shall be returned to the Employer within one year after the disallowance of the deduction.

3.07       INTER-COMPANY TRANSFERS

           If a Participant is transferred from one Employer to another Employer hereunder, he shall remain a Participant under the Plan and shall share in the allocation of Employer contributions to the extent the Employee both continues to be eligible for participation under
           Section 2.01 and continues to make Salary Reduction Contributions with the respective Employer. If a Participant is transferred to a Related Employer which has not adopted this Plan, he shall continue to share in the investment experience of the Trust Fund but shall cease to participate in Employer contributions until such time as he is again employed by an Employer in a position covered under the Plan and he begins Salary Reduction Contributions hereunder. If such an Employee terminates employment without ever again becoming a Participant, the terms of Section 6.03 shall apply. If an Employee transfers employment from a Related Employer which is not an Employer hereunder to an Employer, he shall become a Participant in accordance with Section 2.01 taking into account his prior employment with the Related Employer.

3.08       CHANGE IN EMPLOYMENT STATUS

           If a Participant becomes ineligible to participate in accordance with the provisions of Section 2.01(c), he shall continue to share in the investment experience of the Trust Fund but shall cease to participate in Employer contributions until such time as he again becomes a Participant and begins Salary Reduction Contributions hereunder.

                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS
                           ---------------------------


4.01       INVESTMENT OF ACCOUNTS

           Each Participant shall elect upon his Participation Date the manner in which all contributions made to his Accounts are to be invested in each Investment Fund. A Participant may direct that contributions to his Accounts shall be allocated to such Investment Fund(s) as the Participant selects in 10% increments (1% increments, effective October 1, 1994).

           Such investment election shall remain in force until a Participant or former Participant changes such election in accordance with Section
           4.02. If a Participant fails to elect the manner in which the contributions to his Accounts are to be invested, then the contributions to his Accounts shall be invested in the fixed income Investment Fund (or such other Investment Fund as the Company shall deem appropriate, upon such notice to the Participant as the Company shall deem appropriate).

4.02       CHANGE IN INVESTMENT ELECTION

           (a) Prior to October 1, 1994, a Participant may change the manner in which future contributions to his Accounts are to be allocated by filing a new authorization form as prescribed by the Company at least 15 days prior to the January 1, April 1, July 1 or October 1 on which the election is to take effect. In addition, a Participant may elect to have the investment of his Account or Accounts reallocated among the Investment Funds in 10% increments no more than four times in each Plan Year by filing a new authorization form as prescribed by the Company at least 15 days prior to the January 1, April 1, July 1 or October 1 on which the election is to take effect. Upon termination of a Participant's or former Participant's employment (whether by reason of retirement, Total and Permanent Disability or for other reasons), as of any January 1, April 1, July 1 or October 1 thereafter, the Company will transfer the Participant's or former Participant's Account or Accounts into the fixed income Investment Fund. Said Account or Accounts will remain invested in this Investment Fund until withdrawn.

           (b) Effective October 1, 1994, a Participant may at any time elect to (i) change the manner in which future contributions to his Accounts are to be allocated, and/or
                      (ii) reallocate the investment of his Account or Accounts among the Investment Funds. Such elections shall be made in 1% increments in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee. Any election under this Section 4.02(b) shall be effective as of the Valuation Date on which the completed election is made or as of the next subsequent Valuation Date in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee. Such elections shall remain in effect until changed by another election under this Section.

                                    ARTICLE V

                     ALLOCATIONS, ACCOUNTING AND ADJUSTMENTS
                     ---------------------------------------


5.01       VALUATION

           As of each Valuation Date, the Trustee shall determine the Closing Balance of each Investment Fund, and the Committee shall determine the Closing Balance of the Salary Reduction Contribution Account, Supplemental Participant Contribution Account, Employer Contribution Account, and Rollover Account of each Participant and former Participant. The Closing Balance of these Accounts of each active Participant and former Participant shall be equal to the Beginning Balance of such Accounts plus or minus the applicable adjustments contained in Section 5.03, 5.04, 5.05, or 5.06.

5.02       COMPOSITION OF TRUST FUND

           All amounts contributed to the Plan, as increased or decreased by income, expenditure, appreciation, and depreciation shall constitute a single fund known as the Trust Fund. A separate Salary Reduction Contribution Account shall be maintained for each Participant. A second separate Account, called an Employer Contribution Account, shall be maintained for each Participant. Additional accounts, if any, shall be maintained for each Participant who elects to make Supplemental Participant Contributions pursuant to Section 3.03 and Rollover Contributions pursuant to Section 3.04. Each Participant's Accounts shall be further subdivided into one, two or more sub-accounts to reflect contributions invested in the various investment funds described in Section 4.01 as appropriate.

5.03       ALLOCATION OF EARNINGS AND LOSSES

           (a) As of each Valuation Date, the Accounts of each Participant or former Participant shall be adjusted to account for investment earnings or losses. The investment earnings (or losses) of each Investment Fund shall equal the sum of all income received and realized and unrealized appreciation since the last Valuation Date, less all charges, expenses and realized and unrealized depreciation since the last Valuation Date.

           (b) Prior to October 1, 1994, investment earnings (or losses) of a given Investment Fund shall be allocated to the Salary Reduction Contribution Account, Employer Contribution Account, Supplemental Participant Contribution Account, and Rollover Account of each active Participant and former Participant still invested in that Investment Fund on the Valuation Date in the ratio that the Beginning Balance of each such account, reduced by any withdrawals and distributions and increased by one-half of all contributions made during the quarter and one-half of all principal and interest repaid during the quarter, bears to the Beginning Balance of the Salary Reduction Contribution Account, Employer Contribution Account, Supplemental Participant Contribution Account, and Rollover Account of all Participants and former Participants invested in such Investment Fund as of the last Valuation Date, reduced by any withdrawals and increased by one-half of all contributions made during that quarter and one-half of all principal and interest repaid during the quarter. For the purposes of allocating investment earnings (or losses), any withdrawals or other distributions made during a quarter shall first be subtracted from the Beginning Balance of the applicable Account and then to the extent the Beginning Balance is insufficient to pay the withdrawal or distribution in full, the excess amount shall be subtracted from contributions made during the current quarter. Earnings (or losses) shall then be allocated based upon the reduced Beginning Balance and one-half of the contributions remaining that were made since the last Valuation Date.

           (c) Effective October 1, 1994, investment earnings (or losses) of a given Investment Fund shall be allocated to the Salary Reduction Account, Employer Contribution Account, Supplemental Participant Contribution Account and Rollover Account of each active Participant and former Participant still invested in that Investment Fund on the Valuation Date to reflect his share (if any) of contributions, loan repayments, withdrawals and distributions since the preceding Valuation Date. Such allocation of investment earnings (or losses) shall be made in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee and shall be based on the fair market value of the given Investment Fund.

           (d) If a Participant or former Participant has received a loan from the Plan pursuant to Article IX, then such loan amount shall be deemed to be a self-directed investment by the Participant or former Participant, and the interest charged on the loan amount as determined by the Committee shall be deemed to be earnings which shall be allocated directly to the Participant's or former Participant's appropriate Accounts on each Valuation Date. Loan amounts outstanding shall not share in the earnings of the Funds.

5.04       CONTRIBUTIONS AND FORFEITURES

           (a) As of each pay period, the Salary Reduction Contribution Account of each Participant shall be increased by any Salary Reduction Contribution made on behalf of the Participant for that pay period pursuant to Section 3.01. The Employer Contribution Account of each such Participant shall be increased as of that pay period, or not later than 60 days after the Valuation Date coincident with or following a pay period, by any allocation of Regular Matching Contributions made pursuant to Section 3.02. The aggregate value of Employer Contribution Accounts or portions thereof forfeited under Section 6.03, if any, shall be used to reduce Employer contributions for the next quarter, or a subsequent quarter.

           (b) As of each pay period, but not later than 90 days after the Participant would have received such amounts if he had declined to make an election to make Supplemental Participant Contributions, the Participant's Supplemental Participant Contribution Account of a Participant shall be increased by any Supplemental Participant Contributions the Participant made for that pay period pursuant to
                      Section 3.03.

5.05       MAXIMUM ANNUAL ADDITIONS (EFFECTIVE JANUARY 1, 1987)

           (a) The sum of the following additions to a Participant's Accounts in any Plan Year shall not exceed the lesser of $30,000 (or, if greater, 25% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or 25% of the Participant's compensation as defined in Treasury Regulations Section 1.415-2(d):

                      (i) The Regular Matching Contributions (Employer contributions) allocated to such Participant's Employer Contribution Account.

                      (ii) The Salary Reduction Contributions allocated to such Participant's Salary Reduction Contribution Account.

                      (iii) The Supplemental Participant Contributions allocated to such Participant's Supplemental Participant Contribution Account.

                                 An excess amount resulting from the application of subsection (b)(ii) or (iii) of this Section
                                 5.05 which reduces Employer contributions in a succeeding Plan Year shall be considered annual additions for such Plan Year. Annual additions shall also include
                                 (1) amounts allocated during a Plan Year to an individual medical account, as defined in
                                 Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, and (2) amounts derived from contributions paid or accrued after December 31, 1985, in Plan Years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in
                                 Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

           (b) In the event that such additions to a Participant's Accounts in any Plan Year are in excess of the maximum limits described in Section 5.05(a), because of a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of Salary Reduction Contributions that a Participant made within the limitations of this Section 5.05, or for such other reasons as may be found justifiable, the following adjustments shall be made in the order listed, to the extent necessary to bring the addition within the required limits. Any such adjustments made pursuant to this subsection (b) shall be made no later than the end of such Plan year.

                      (i) Any Supplemental Participant Contributions, if any, otherwise allocable to the Participant's Supplemental Participant Contribution Account shall be returned to him.

                      (ii) The Salary Reduction Contributions, if any, otherwise allocable to the Participant's Salary Reduction Contribution Account, shall be distributed to the Participant.

                      (iii) The Regular Matching Contributions, if any, otherwise allocable to the Participant's Employer Contribution Account shall be reduced, and the amount of such reduction shall be allocated to a suspense account (which shall not share in the allocation of earnings under
                                 Section 5.03 and shall be applied to reduce
                                 Employer contributions in the succeeding Plan
                                 Year).

           (c) For purposes of this Section 5.05, this Plan and any other qualified defined contribution plan maintained by an Employer shall be considered as one defined contribution plan if a Participant is a participant in both plans. If a reduction is necessary under paragraph (b), then the reduction shall be made to the annual addition under one of such plans as determined by the Committee.

5.06       COMBINED MAXIMUM LIMITATIONS

           In the event that any Participant in this Plan is also participating in any defined benefit plan which is a qualified plan (within the meaning of Section 401 of the Code) maintained by an Employer, then for any Plan Year, the sum of the "Defined Benefit Plan Fraction" and the "Defined Contribution Plan Fraction" for such Plan Year shall not exceed 1.0. For purposes of this Section 5.06, such sum shall be determined in accordance with the following:

           (a) The "Defined Benefit Plan Fraction" for any year is a fraction:

                      (i) The numerator of which is a projected annual benefit of the Participant under each defined benefit plan (as determined as of the close of the year), and

                      (ii) the denominator of which is the lesser of the maximum dollar limit allowable for such year times 1.25, or the percentage of compensation limit (100% of the average compensation paid during the Employee's highest three consecutive years of participation) times 1.4.

           (b) The "Defined Contribution Plan Fraction" for any year is a fraction:

                      (i) The numerator of which is the sum of the annual additions to the Participant's accounts under each defined contribution plan as of the close of the year, and

                      (ii) the denominator of which is the sum, for all years of Service with the Employer(s), of the lesser of the maximum dollar amount of annual additions to such accounts which could have been made under Section 415(c) of the Code for such year times 1.25, or the percentage of compensation limit for such year times 1.4.

           For purposes of this Section 5.06, all defined benefit plans or defined contribution plans shall be treated as one plan by class. In the event the above limitations would otherwise be exceeded in any Plan Year, the Participant's annual additions under this Plan are to be limited, and the Committee shall advise any affected Participant of any additional limitation on his annual benefits required by this
           Section 5.06.

5.07       RELATED COMPANIES

           In the event that Related Employers become signatory to this Plan, completely independent records, allocations and contributions may by maintained for each Employer. The Trustee may invest all Funds without segregating assets between or among Employers.

                                   ARTICLE VI

                                     VESTING
                                     -------


6.01       PARTICIPANT CONTRIBUTION ACCOUNTS

           A Participant or former Participant shall at all times be 100% vested in his Salary Reduction Contribution Account, his Supplemental Participant Contribution Account, and his Rollover Account.

6.02       EMPLOYER CONTRIBUTION ACCOUNT

           An Employee shall be 100% vested in his Employer Contribution Account on the first to occur of the following:

           (a)        his Normal Retirement Age,

           (b) the date on which he shall be determined to have a Total and Permanent Disability,

           (c)        the date of his death, or

           (d)        completion of five years of Service.

6.03       TERMINATION OF EMPLOYMENT

           (a) If an Employee terminates employment prior to the completion of five years of Service for any reason other than retirement, Total and Permanent Disability, or death, he shall be vested in a portion of the Closing Balance of his Employer Contribution Account in accordance with the following:

                      (i) he shall be entitled to 33-1/3% of the contributions and earnings (or losses) attributable to these contributions, if any, allocated to his Employer Contribution Account for the Plan Year preceding the Plan Year in which his termination of employment occurs, plus

                      (ii) 66-2/3% of the contributions and earnings (or losses) attributable to these contributions, if any, allocated to his Employer Contribution Account for the second Plan Year preceding the Plan Year in which his termination of employment occurs, plus

                      (iii) 100% of the contributions and earnings (or losses) attributable to these contributions, if any, allocated to his Employer Contribution Account for the third Plan Year preceding the Plan Year in which his termination of employment occurs, and for all Plan Years prior to such Plan Year.

           (b) An Employee who terminates employment prior to the completion of five years of Service for any reason other than retirement, Total and

                      Permanent Disability, or death shall be entitled to receive (in accordance with Article VII) the vested portion of the Closing Balance of his Employer Contribution Account in accordance with paragraph (a), adjusted for any loans outstanding and for any withdrawals made subsequent to the applicable Valuation Date but prior to the payment of benefits.

           (c) The portion of an Employee's Employer Contribution Account determined to be nonvested under Section 6.03(a) shall be declared a Forfeiture on the Valuation Date next following a One Year Break in Service; provided, however, that in the event the Employee failed to receive a distribution of his Accounts as of such date, the Forfeiture shall be declared as of the Valuation Date next following the earlier of:

                      (i)        the distribution of his Accounts, and

                      (ii)       five consecutive One Year Breaks in Service.

                      Such Forfeitures shall first be applied, as specified in
                      Section 6.04, to restore to an Employee's Employer Contribution Account the amount forfeited pursuant to this
                      Section 6.03(c); remaining Forfeitures, if any, shall be used to reduce future Employer contributions.

           (d) In addition to the vested interest in his Employer Contribution Account, the Employee, upon termination, shall be entitled to receive the Closing Balance in his Supplemental Contribution Account, Salary Reduction Contribution Account, and Rollover Account.

6.04       EFFECT OF REEMPLOYMENT

           (a) If a terminated Employee returns to the employ of an Employer or Related Employer prior to incurring a period of severance of more than 60 months, he shall have the amount forfeited from his Employer Contribution Account pursuant to Section 6.03(c) restored to such Account, and he shall continue to vest in such Account. To the extent the Forfeitures available pursuant to Section 6.03(c) are not sufficient to fully restore such forfeited amount, the Employer shall make additional contributions to such Employee's Employer Contribution Account.

           (b) If a terminated Employee returns to the employ of an Employer or Related Employer after incurring a period of severance of more than 60 months, the amount forfeited from his Employer Contribution Account pursuant to Section 6.03(c) shall in no event be restored. However, such Employee's prior Service shall be restored to him.

           (c) As used in this Section 6.04, the term "period of severance" shall mean the period of time commencing with an Employee's termination of Service and ending on the day he next performs an hour of Service.

                                   ARTICLE VII

                           TIME AND METHOD OF PAYMENT
                           --------------------------


7.01       METHOD OF PAYMENT

           (a) The Committee shall direct the Trustee to make payment to a Participant or former Participant or his Beneficiary upon termination of the Participant's or former Participant's employment from all Employers or Related Employers (whether by reason of retirement, death, Total and Permanent Disability, or for other reasons) as provided in this Section 7.01.

           (b) For Participants terminating (whether by reason of retirement, death, Total and Permanent Disability) prior to January 1, 1986, payment shall be made in cash in one of the following methods, subject to the provisions of
                      Section 7.07. A Participant or former Participant who terminates employment for reasons other than retirement, death, or Total and Permanent Disability shall receive payment according to method (i).

                      (i) In a lump sum equal to the vested value of the Closing Balance of his Employer Contribution Account, Salary Reduction Contribution Account, Supplemental Participant Contribution Account, and Rollover Account as of the Valuation Date coincident with or next preceding the date of payment.

                      (ii) With the approval of the Committee, in substantially equal installments payable over a period not exceeding 10 years from the date of employment termination (or, in the case of a retired Participant, over a period not to exceed his normal life expectancy or the joint normal life expectancy of the retired Participant and his designated Beneficiary) with the amount of each installment calculated based upon the vested value of the former Participant's Accounts as of the Valuation Date coincident with or next preceding the date of payment. The unpaid balance in that former Participant's Accounts will share in the allocation of earnings pursuant to Section 5.03.

           (c) For Participants terminating on or after January 1, 1986, payment shall be made in cash in accordance with method
                      (i) of Section 7.01(b) to a Participant or former Participant who terminates employment for any reason.

           (d) Payment of a Participant's or former Participant's Accounts shall be made within 60 days of the Valuation Date coincident with or next following his termination of employment or as soon thereafter as the amount of the payment can be computed. However, the Committee will defer commencement of payments to a later date, unless the Participant consents to an immediate payment, but not later than the applicable date specified in Section 7.02.

7.02       REQUIRED DISTRIBUTION RULES

           (a) Notwithstanding any provision in this Plan to the contrary, a Participant's Accounts shall be distributed to him not later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2. Alternatively, distributions to a Participant must begin no later than the April 1 following such calendar year and must be made over a period not in excess of the life expectancy of the Participant (or the lives of the Participant and his Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his Beneficiary).

           (b) If the distribution of a Participant's interest has begun in accordance with method (ii) under Section 7.01(b) and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under method
                      (ii).

           (c) If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his entire interest shall be distributed within five years after his death.

           (d) For the purposes of this Section 7.02, the life expectancy of a Participant and a Participant's spouse (other than in the case of a life annuity) may be redetermined, but not more frequently than annually and in accordance with such rules as may be prescribed by Treasury regulations.

           (e) The restrictions imposed by this Section 7.02 shall not apply if a Participant has, prior to January 1, 1984, made a written designation to have his death benefits paid in an alternative method acceptable under Section 401(a) of the Code as in effect prior to the enactment of the Tax Equity and Fiscal Responsibility Act of 1982. Any such written designation made by a Participant shall be binding upon the plan administrator notwithstanding the provisions of this Section 7.02.

           (f) Notwithstanding the foregoing, all distributions under the Plan shall be made in accordance with regulations under
                      Section 401(a)(9) of the Code (including Section 1.401(a)(9)-2 of the Income Tax Regulations). Those provisions reflecting Code Section 401(a)(9) (as included here by reference if not specifically stated) shall override any provision hereof inconsistent with Code
                      Section 401(a)(9).

7.03       DISTRIBUTION OF UNALLOCATED CONTRIBUTIONS

           If, on the date of termination of an Employee's employment, the Employer shall be holding Plan contributions made by or on behalf of the Employee, but not yet allocated to his specific Accounts, the Employer shall pay such amounts either directly to the Employee (or his Beneficiary, as the case may be), or to the Trustee, to be distributed by the Trustee in accordance with the method of distribution determined under Section 7.01.

7.04       CERTAIN DELAYED PAYMENTS

           If the amount of the payment required to commence on the date determined under Section 7.01 cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under the Plan.

7.05       BENEFICIARY

           (a) Subject to subsection (b) of this Section 7.05, each Participant or former Participant shall have the right to designate, by giving a written designation to the Committee, a person or persons, or entity or entities, to receive any benefit which may become payable upon his death or any installments under Section 7.01(b)(ii) remaining unpaid at his death. Successive designations may be made, and the last valid designation received by the Committee prior to his death shall be effective and shall revoke all prior designations. If a designated person shall die before the Participant or former Participant, his interest shall terminate and, unless otherwise provided in the written designation, such interest shall be paid in equal shares to those Beneficiaries, if any, who survive the Participant or former Participant. The Participant or former Participant shall have the right to revoke the designation of any Beneficiary without the consent of the Beneficiary, unless such Beneficiary is the spouse of the Participant.

           (b) Notwithstanding any provision in the Plan to the contrary, the designated Beneficiary of a married Participant shall be his spouse, unless the spouse consents, in writing, to the designation by the Participant of a different Beneficiary (which designation shall be in accordance with subsection (a) of this Section 7.05). The spouse's consent must acknowledge the effect of such consent and be witnessed by a Plan representative or a notary public. Such consent shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations preclude such consent. The designation made by the Participant and consented to by his spouse may be revoked by the Participant in writing without the consent of the spouse at any time. Any new designation must comply with the requirements of this Section 7.05(b). A former spouse's waiver shall not be binding on a new spouse.

           (c) If a Participant or former Participant shall fail to designate a Beneficiary, if such designation shall for any reason be illegal or ineffective, or if no Beneficiary shall survive him, his death benefits shall be paid:

                      (i) to his surviving spouse who was married to the Participant at the time of the Participant's death;

                      (ii) if there is no surviving spouse, to his descendants (including legally adopted children and their descendants) per stirpes; or

                      (iii) if there is neither surviving spouse nor surviving descendants, to the executor or other personal representative of the Participant or former Participant to be distributed in accordance with his will or applicable law.

           (d) The Committee may determine the identity of the distributees and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, or upon any affidavit, certificate, or other paper believed by it to be genuine, or upon any evidence believed by it sufficient.

7.06       ADMINISTRATIVE POWERS RELATING TO PAYMENTS

           If a Participant, former Participant or Beneficiary is under a legal disability or, by reason of illness or mental or physical disability, is unable, in the opinion of the Committee, to attend properly to his personal financial matters, the Trustee may make such payments in such of the following ways as the Committee shall direct:

           (a) directly to such Participant, former Participant or Beneficiary;

           (b) to the legal representative of such Participant, former Participant or Beneficiary; or

           (c) to some relative by blood or marriage, or friend, for the benefit of such Participant, former Participant, or Beneficiary.

           Any payment made pursuant to this Section 7.06 shall be in complete discharge of the obligation for such payment under the Plan.

7.07       BEGINNING BALANCE ELECTION

           Notwithstanding the provisions of Section 7.01 and subject to approval by the Committee, effective for periods prior to October 1, 1994, a Participant or former Participant or Beneficiary who qualifies for a distribution under this Plan may elect to receive the Beginning Balance of his Accounts, subject to the provisions of
           Section 6.03(c), in lieu of the Closing Balance as of his date of retirement, determination of Total and Permanent Disability, death, or termination, plus any vested Regular Matching Contributions, Salary Reduction Contributions, or Supplemental Participant Contributions made since the last Valuation Date and less any outstanding loans or any withdrawals made since the last Valuation Date. The Committee shall inform all Plan Participants or former Participants of the beginning balance election, and it shall approve or deny requests for such elections in a nondiscriminatory manner in compliance with the Code and ERISA.

7.08       INVESTMENT OF DEFERRED AMOUNTS

           Effective for periods prior to October 1, 1994, as soon as practical after the amount that is distributable to a former Participant is finally determined, if the distribution will either be paid in installments or delayed more than six months if payable in a lump sum, the former Participant's Accounts shall be transferred to the fixed income Investment Fund.

7.09 DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS (EFFECTIVE JANUARY 1, 1993)

           Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, subject to provisions adopted by the Committee which shall be consistent with income tax regulations, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a direct rollover to such plan. For purposes of this Section:

           (a) The term "Distributee" shall mean an Employee or former Employee. In addition, such an individual's surviving spouse or such an individual's Eligible Spouse or former spouse who is an alternate payee within the meaning of Section 414(p)(8) of the Code are Distributees with respect to the interest of the Eligible Spouse or former spouse.

           (b) The term "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee other than: any distribution that is one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and his beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income.

           (c) The term "Eligible Retirement Plan" shall mean an individual retirement account or annuity, as described in Code Section 408(a) and 408(b), respectively, an annuity plan described in
                  Section 403(a) of the Code, or a qualified trust described in
                  Section 401(a) of the Code that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an "Eligible Retirement Plan" is an individual retirement account or annuity.

7.10       DISTRIBUTIONS UNDER A QUALIFIED DOMESTIC RELATIONS ORDER

           Upon determination by the Committee that a domestic relations order is a "qualified domestic relations order" as described in Section 414(p) of the Code, the following shall apply:

           (a) If the value of the vested interest is to be distributed to an alternate payee (as defined in Section 414(p)(8) of the Code) does not exceed $3,500, such vested interest shall be paid to the alternate payee in the form of a lump sum. Such payment shall be made as soon as practicable following the creation of such alternate payee's interest.

           (b) If the value of the vested interest to be distributed to an alternate payee exceeds $3,500, the alternate payee may elect to receive such vested interest in the form of a lump sum. Payment pursuant to such election shall be made as soon as practicable following the creation of such alternate payee's interest. In lieu of receiving such a payment, the alternate payee may elect to receive the value of his vested interest in a lump sum at any time after the "earliest retirement age" described in Section 414(p)(4)(B) of the Code.

                                  ARTICLE VIII

                                   WITHDRAWALS
                                   -----------


8.01       SUPPLEMENTAL PARTICIPANT CONTRIBUTIONS

           An Employee may elect in writing to withdraw an amount from his Supplemental Participant Contribution Account at any time subject to the following conditions:

           (a) Any request for withdrawal which is made prior to October 1, 1994, must be submitted at least 15 days prior to the effective date of the withdrawal and must be in a form approved by the Company. Any request for withdrawal which is made on or after October 1, 1994, must be submitted to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee.

           (b) A withdrawal shall be no greater than the balance of the Employee's Supplemental Participant Contribution Account. An Employee shall be limited to two withdrawals in any Plan Year under this Section 8.01.

           (c) No withdrawal under this Section 8.01 may exceed the balance in his Supplemental Participant Contribution Account, less any loans outstanding against this Account.

8.02       ROLLOVER CONTRIBUTIONS

           An Employee may elect in writing to withdraw an amount from his Rollover Contribution Account at any time subject to the following conditions:

           (a) Any request for withdrawal which is made prior to October 1, 1994, must be submitted at least 15 days prior to the effective date of the withdrawal and must be in a form approved by the Company. Any request for withdrawal which is made on or after October 1, 1994, must be submitted to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee.

           (b) A withdrawal shall be no greater than the balance of the Employee's Rollover Contribution Account, less any loans outstanding.

8.03       EMPLOYER CONTRIBUTIONS

           An Employee may elect in writing to withdraw an amount from his Employer Contribution Account at any time subject to the following conditions:

           (a) Any request for withdrawal which is made prior to October 1, 1994, must be submitted at least 15 days prior to the effective date of the withdrawal and must be in a form approved by the Company. Any request for withdrawal which is made on or after October 1, 1994, must be submitted to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee.

           (b) A withdrawal shall be no greater than the balance of the Employee's Employer Contribution Account.

           (c) No withdrawal under this Section 8.03 may exceed the vested balance in his Employer Contribution Account, less any loans outstanding.

           (d) The Employee must have been a Participant for at least five years and, for any withdrawal made prior to October 1, 1994, at least five years must have elapsed since any prior withdrawal. Subject to the foregoing provisions of this
                  Section 8.03 and effective October 1, 1994, an Employee who has been a Participant for at least five years may make a withdrawal if at least two years have elapsed since any prior withdrawal under this Section.

8.04       SALARY REDUCTION CONTRIBUTIONS

           An Employee upon the attainment of age 59-1/2 shall be entitled to withdraw all or a portion of the balance of his Salary Reduction Contribution Account and Employer Contribution Account upon making a proper election on a form approved by the Company. For periods prior to October 1, 1994, such election request must be submitted at least 15 days prior to the effective date of the withdrawal. Any request for withdrawal which is made on or after October 1, 1994, must be submitted to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee. An Employee shall be limited to two withdrawals in any Plan Year under this Section 8.04.

8.05       HARDSHIP WITHDRAWALS

           In addition to withdrawals described in Sections 8.01, 8.02, 8.03, and 8.04, an Employee may elect in writing to withdraw any amount up to the vested balance of his Accounts as of December 31, 1988, plus any Salary Reduction Contributions made to his account after January 1, 1989 (less any loans outstanding) at any time subject to the following conditions:

           (a) Any request for a withdrawal which is made prior to October 1, 1994, must be submitted at least 15 days prior to the effective date of the withdrawal and must be in a form approved by the Company. Any request for withdrawal which is made on or after October 1, 1994, must be submitted to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee.

           (b) All hardship withdrawals are subject to approval by the Committee. Such a withdrawal shall be permitted only to the extent necessary to allow the Employee to purchase his principal residence, to pay tuition and related educational fees for the next 12 months of the post-secondary education expense for the Employee, the Employee's spouse or dependents, to meet the cost of unusual medical expenses described in Section 213(d) of the Code incurred by the Employee, Employee's spouse or dependents, or to pay amounts required to prevent Employee's eviction from his principal residence or foreclosure of the mortgage on the Employee's principal residence. The Committee shall administer this Section
                  8.05 in accordance with the applicable Treasury Regulations as in effect from time to time.

           (c) Such a withdrawal shall only be permitted to the extent the Employee certifies or demonstrates to the satisfaction of the Committee that the purpose described in paragraph (b) imposes an immediate and heavy financial need upon the Employee, and that the need cannot be met from other resources reasonably available to him.

           (d) Hardship withdrawals shall be applied against the value of the Employee's Salary Reduction Contribution Account, only after all withdrawal opportunities have been exercised against the Employee's Vested Rollover Account, Supplemental Participant Contribution Account and Employer Contribution Account.

                                   ARTICLE IX

                              LOANS TO PARTICIPANTS
                              ---------------------


9.01       TERMS OF PARTICIPANT LOANS

           The Committee may grant a loan to such Employee where the principal amount of the loan when added to all other outstanding loans of the Employee from the Plan and any other qualified Plan of an Employer and Related Employer shall not exceed the lesser of:

           (i) $50,000, as reduced by the excess, if any, of the Employee's highest outstanding loan balance from the Plan during the one-year period ending on the date before the date such new loan is secured over the outstanding balance of loans from the Plan on the date such loan is made; or

           (ii) one-half of the value of the vested account maintained on behalf of the Employee under the Plan.

           Loans shall be limited to and applied against the vested value of the Employee's Salary Reduction Contribution Account, Employee's Rollover Account, Employer Contribution Account, and Supplemental Participant Contribution Account.

           From and after July 1, 1989 and prior to October 1, 1994, the Committee will not approve a loan unless and until any outstanding loan balances are paid in full, except that in cases of financial hardship as described in Section 8.05, the Committee may approve a loan even though there remains an outstanding loan balance, provided that the Employee's Account balances as reduced by the outstanding loan balance are sufficient to provide for a loan in conformance with limitations imposed by Treasury Regulations as enacted from time to time. Loans shall be subject to the approval of the Committee, which shall follow uniform, nondiscriminatory policies in this regard.

           From and after October 1, 1994, the Committee may approve a loan to an Employee even though the Employee has an outstanding loan balance; provided, however, that:

           (i) the Employee's Account balances as reduced by the outstanding loan balance are sufficient to provide for a loan in conformance with limitation imposed by Treasury Regulations as promulgated from time to time; and

           (ii) after approval of the loan, the outstanding loans from the Plan to the Employee do not exceed the following limitations based on classification of the loan:

                      (A) loans used to acquire or construct a principal residence of the Employee (one);

                      (B) loans used to relieve a financial hardship described in Section 8.05(four);

                      (C) loans used for any purpose other than those described in (A) or (B) above (one).

           Loans shall be subject to the approval of the Committee, which shall follow uniform, nondiscriminatory policies in this regard. On and after October 1, 1994, an Employee's application for a loan shall be submitted to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee.

           In addition to such rules and regulations as the Committee may adopt, all loans shall comply with the following terms and conditions:

           (a) Prior to October 1, 1994, an Employee may apply for a loan only on March 1, June 1, September 1, and December 1 of each Plan Year. Effective on and after October 1, 1994, an Employee may apply for a loan at any time in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee.

           (b) Prior to October 1, 1994, an application for a loan by an Employee shall be made in writing to the Committee whose action thereon shall be final. Effective on and after October 1, 1994, an Employee's application for a loan shall be made to the Trustee in accordance with nondiscriminatory and uniform procedures established by the Company and Trustee. The Committee shall specify the form of the application and any supporting data required.

           (c) Except as follows, the Employee may select a loan repayment schedule of two years or five years from the last day of the pay period following the date the loan is effective. Repayment of the loan shall be made through payroll deductions. Effective on and after October 1, 1994, the Employee may elect to repay his Plan loan over a period of from one to five years. Any loan used to acquire or construct a principal residence of the Employee may be repaid over a period of from one to ten years. Loans shall be repayable in substantially equal installments including interest payable each pay period, beginning with the first pay period following the date the loan is effective.

           (d) Each loan shall bear interest at a rate which is determined by the Committee, provided that such rate does not violate any applicable Treasury laws.

           (e) Each loan shall be supported by collateral which is one-half of the Employee's entire vested interest in the Trust. A loan shall also be supported by the Employee's promissory note for the amount of the loan, including interest, payable to the order of the Trustee. The promissory note shall require that the unpaid principal and interest will (at the Committee's option) become due and payable if a loan payment is not made within 30 days after the due date of any installment.

           (f)        The minimum loan amount shall be $1,000.

           (g) If an Employee is participating in one or more other qualified plans sponsored by an Employer or Related Employer, then all other loans which the Employee may have shall be considered in the application of the limits in this Section 9.01.

                                    ARTICLE X

                              TOP-HEAVY PROVISIONS
                              --------------------


10.01      DEFINITIONS

           For the purposes of this Article, the following terms, when used with initial capital letters, shall have the following respective meanings:

           (a)    AGGREGATION GROUP

                  Permissive Aggregation Group or Required Aggregation Group, as the context shall require.

           (b)    DETERMINATION DATE

                  For any Plan Year, the last day of the immediately preceding Plan Year, except that in the case of the first Plan Year, the Determination Date shall be the last day of such first Plan Year.

           (c)    COMPENSATION

                  The amount of compensation from the Employer that would be stated on an Employee's W-2 for Federal Income Tax purposes for the calendar year that ends with or within the Plan Year.

           (d)    EXTRA TOP-HEAVY GROUP

                  An Aggregation Group if, as of a Determination Date, the sum of the present value of the aggregate accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group and the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group is more than 90% of a similar sum determined for all employees in such plans. For purposes of determining such sums, aggregate distributions made to any employee during the five consecutive Plan Years ending with the Plan Year that includes the Determination Date shall be included. For Plan Years beginning after December 31, 1984, the aggregate accrued benefits and/or the aggregate of accounts of former employees who have not performed any service for the employer maintaining the plan at any time during the five year period ending on the Determination Date shall be excluded from the foregoing calculation.

           (e)    EXTRA TOP-HEAVY PLAN

                  (i) Except as provided by paragraph (ii) of this subsection, the Plan shall be an Extra Top-Heavy Plan if as of a Determination Date:

                          (A) the aggregate of Top-Heavy Account Balances for Key Employees is more than 90% of the aggregate of the Top-Heavy Account Balances for all Employees, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                          (B) the Plan is included in a Required Aggregation Group which is an Extra Top-Heavy Group.

                  (ii) If the Plan is included in a Permissive Aggregation Group which is not an Extra Top-Heavy Group, the Plan shall not be an Extra Top-Heavy Plan notwithstanding the fact that the Plan would otherwise be an Extra Top-Heavy Plan under paragraph (i) of this subsection.

           f)         FORMER KEY EMPLOYEE

                      A Non-key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.

           (g)        KEY EMPLOYEE

                      An Employee or former Employee who, at any time during the current Plan Year or any of the four preceding Plan Years, is:

                      (i) an officer of an Employer having an annual Test Compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (limited to no more than 50 Employees or, if lesser, the greater of three or 10% of the Employees);

                      (ii) one of the 10 Employees who, (A) own (or are considered as owning within the meaning of
                                 Section 318 of the Code) during the Plan Year containing the Determination Date or any of the four preceding Plan Years both more than 1/2% ownership interests in value and the largest percentage ownership interests in value of any of the employees required to be aggregated under Section 414(b), (c), or (m) of the Code and (B) have, during the Plan Year of ownership, annual Test Compensation from the employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code for the calendar year in which such Plan Years ends;

                      (iii) a 5% owner (as such term is defined in Section 416(i)(1)(B)(i) of the Code); or

                      (iv) a 1% owner (as such term is defined in Section 416(i)(1)(B)(ii) of the Code) having an annual Test Compensation of more than $150,000.

                      The term "Key Employee" shall also include such Employee's Beneficiary in the event of his death.

           (h)    NON-KEY EMPLOYEE

                  An Employee or former Employee who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.

           (i)    PERMISSIVE AGGREGATION GROUP

                  The group of qualified plans of an employer consisting of:

                  (i)     the plans in the Required Aggregation Group; plus

                  (ii) one or more plans designated from time to time by the Employer that are not part of the Required Aggregation Group but that satisfy the requirements of Section 401(a)(4) and 410 of the Code when considered with the Required Aggregation Group.

           (j)    REQUIRED AGGREGATION GROUP

                  The group of qualified plans of an employer consisting of:

                  (i)     each plan in which a Key Employee participates, plus

                  (ii) each other plan which enables a plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                  For purposes hereof, a Required Aggregation Group shall include a terminated plan if such plan was maintained within the five-year period ending on the Determination Date for the Plan Year in question and it would be, but for the fact it terminated, part of a Required Aggregation Group for such Plan Year.

           (k)    TOP-HEAVY ACCOUNT BALANCES

                  An Employee's or former Employee's (or his Beneficiary's) aggregate balance standing to his Account as of the Valuation Date coinciding with or immediately preceding the Determination Date (as adjusted by the amount of any Employer contributions made or due to be made after such Valuation Date but before the expiration of the extended payment period in
                  Section 412(c)(10) of the Code), provided, however, that such balance shall include the aggregate distributions made to such Employee or former Employee (or Beneficiary) during the five consecutive Plan Years ending with the Plan Year that includes the Determination Date. For Plan Years beginning after December 31, 1984, the Account of a former Employee who has not performed any service with the Employer during the five year period ending on the Determination Date shall be excluded in determining Top-Heavy Account Balances under the Plan.

           (l)    TOP-HEAVY GROUP

                  An Aggregation Group if, as of the Determination Date, the sum of the present value of the aggregate accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group and the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group is more than 60% of a similar sum determined for all employees in such plans. For purposes of determining such sums, aggregate distributions made to any employee during the five consecutive Plan Years ending with the Plan Year that includes that Determination Date shall be included. For Plan Years beginning after December 31, 1984, the aggregate accrued benefits and/or the aggregate of accounts of former employees who have not performed any service for the employer maintaining the plan at any time during the five year period ending on the Determination Date shall be excluded from the foregoing calculation.

           (m)    TOP-HEAVY PLAN

                  (i) Except as provided by paragraph (ii) of this subsection, the Plan shall be a Top-Heavy Plan, if as of a Determination Date:

                          (A) the aggregate of Top-Heavy Account Balances for Key Employees is more than 60% of the aggregate of the Top-Heavy Account Balances for all Employees, excluding for this purpose the aggregate Top-Heavy Account Balances of Former Key Employees; or

                          (B) the Plan is included in a Required Aggregation Group which is a Top-Heavy Group.

                  (ii) If the Plan is included in a Permissive Aggregation Group which is not a Top-Heavy Group, the Plan shall not be a Top-Heavy Plan notwithstanding the fact that the Plan would otherwise by a Top-Heavy Plan under paragraph (i) of this subsection.

10.02      TOP-HEAVY PLAN REQUIREMENTS

           Notwithstanding any other provisions of the Plan to the contrary, if the Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984, the Plan shall then satisfy the following requirements for such Plan Year:

           (i)        the minimum vesting requirement as set forth in Section
                      10.03;

           (ii)       the minimum contribution requirement as set forth in
                      Section 10.04; and

           (iii) the adjustment to maximum benefits and allocations as set forth in Section 10.06.

10.03      MINIMUM VESTING REQUIREMENT

           If the Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984, each Employee who has been credited with an Hour of Service after the Plan becomes a Top-Heavy Plan shall have a nonforfeitable right to a percentage of his Accrued Benefit derived from Company contributions determined under the following table:

                        Years of                         Nonforfeitable
                         Service                           Percentage
                     ----------------                   ------------------
                      less than 2                              0%
                           2                                   20%
                           3                                   40%
                           4                                   60%
                           5                                   80%
                       6 or more                              100%


           The vesting schedule described in the immediately preceding sentence shall cease to be applicable when the Plan ceases to be a Top-Heavy Plan, provided that the percentage of an Employee's Accrued Benefit that becomes nonforfeitable pursuant thereto before the Plan ceases to be a Top-Heavy Plan shall remain nonforfeitable, and the change in the vesting schedule which occurs when the Plan ceases to be a Top-Heavy Plan shall be subject to the provisions of Section 14.01(b).

10.04      MINIMUM CONTRIBUTION REQUIREMENT

           (a) If the Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984, then each Participant who is a Non-key Employee shall be entitled to an allocation from Employer Contributions and Forfeitures which is at least equal to 3% of his Compensation for such Plan Year. As used in this
                  Section 10.04(a), the term "Participant" shall mean:

                  (i) each Participant who is not separated from service by the end of the Plan Year (regardless of whether such Participant completes 1,000 hours of service (or the equivalent) for such Plan year);

                  (ii) any Employee who is excluded from participation in the Plan (or accrues no benefit) solely because the Employee's compensation is less than a stated amount; or

                  (iii) any Employee who is excluded from participation in the Plan (or accrues no benefit) solely because of a failure to make mandatory employee contributions or, in the case of a cash or deferred arrangement, elective contributions.

           (b) The percentage minimum contribution requirement set forth in paragraph (a) with respect to a Plan Year shall not exceed the percentage at which Employer Contributions are made
                  (or required to be made) under the Plan for such Plan Year for the Key Employee for whom such percentage is the highest for such year. The determination referred to in the immediately preceding sentence shall be determined for each Key Employee by dividing the Employer contribution allocated to such Key Employee in that Plan Year (where, for this purpose, amounts contributed pursuant to a salary reduction agreement are to be considered Employer contributions) by such Key Employee's Compensation.

                  Except to the extent used for the purpose of determining the largest percentage of Compensation contributed by an Employer for a given year on behalf of a Key Employee, Salary Reduction Contributions shall not be considered Employer Contributions under this Section 10.04.

           (c) The percentage minimum contribution requirement as set forth in paragraph (a) above may also be reduced or eliminated in accordance with Section 10.07.

           (d) For purposes of paragraph (b) above, contributions taken into account shall include like contributions under all other defined contribution plans in the Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a defined benefit plan in such Required Aggregation Group to meet the requirements of Section 401(a)(4) or Section 410 of the Code.

10.05      LIMITATION ON COMPENSATION REQUIREMENT

           If the Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984, the annual Compensation of each Employee taken into account under the Plan for such Plan Year shall not exceed the first $200,000; provided, however, that said $200,000 amount shall be automatically adjusted each Plan Year to the amount prescribed by the Secretary of the Treasury, or his delegate, for that Plan Year pursuant to Section 416(d)(2) of the Code and the Regulations thereunder.

           Notwithstanding the foregoing, with respect to Plan Years beginning on and after January 1, 1989, the annual Compensation of an Employee that may be taken into account hereunder shall be limited to the adjusted annual limitation as provided under Section 1.14.

10.06      ADJUSTMENT TO MAXIMUM BENEFITS AND CONTRIBUTIONS

           The Company maintains the State Auto Insurance Companies Employee Retirement Plan (the "Defined Benefit Plan") which provides benefits to Participants in this Plan. If this Plan is a Top-Heavy Plan for any Plan Year beginning on or after January 1, 1984, and if the Defined Benefit Plan is a top-heavy plan, then:

           (a) Each Non-key Employee shall receive the minimum benefit provided under Section 14.04 of the Defined Benefit Plan.

           (b)    If the Plan is not an Extra Top-Heavy Plan (but is a Top-Heavy
                  Plan), and if the Employer desires to use a factor of 1.25 in computing the denominators of the defined benefit fraction and the defined contribution fraction under Section 415(e) of the Code, then each Non-key Employee shall receive the minimum benefit provided under Section

                      14.04 of the Defined Benefit Plan as in effect on January 1, 1984, as modified by Section 14.06(2) of such Defined Benefit Plan.

           (c) If the Plan is an Extra Top-Heavy Plan, then calculations under paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code shall be made by substituting "1.0" for "1.25" for each place such "1.25" figure appears, and calculations under Section 415(e)(6)(B)(I) of the Code shall be made by substituting "$41,500" for "$51,875" for each place such "$51,875" amount appears.

10.07      COORDINATION WITH OTHER PLANS

           (a) In applying this Article, an employer required to be combined under Section 414(b), (c), or (m) of the Code shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.

           (b) In the event that another defined contribution plan or defined benefit plan maintained by any employer required to be combined under Section 414(b), (c), or (m) of the Code provides contributions or benefits on behalf of Participants in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 10.02; and the minimum contribution required for a Non-key Employee in this Plan under Section
                      10.04 will be reduced or eliminated, in accordance with the requirements of Section 416 of the Code and the Regulations thereunder, if a minimum contribution or benefit is made or accrued in whole or in part in respect of such other plan(s).

                                   ARTICLE XI

                               MANAGEMENT OF FUNDS
                               -------------------


11.01      TRUST AGREEMENT

           State Automobile Mutual Insurance Company has entered into a Trust Agreement with the Trustee to hold the Funds necessary to provide the benefits under this Plan. The Trust Agreement shall be deemed to form a part of the Plan, and all rights of Participants or others under this Plan shall be subject to the provisions of the Trust Agreement.

11.02      EXCLUSIVE BENEFIT

           The Trust Fund shall be received, held in Trust, and disbursed by the Trustee in accordance with the provisions of the Trust Agreement and this Plan. No part of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants, retired Participants, disabled Participants or their Beneficiaries under this Plan, except as provided in Sections 3.06 and 15.12. No person shall have any interest in or right to the Trust Fund or any part thereof, except as specifically provided for in this Plan and Trust Agreement.

11.03      REMOVAL OF TRUSTEE

           The Board may remove the Trustee at any time upon the notice required by the terms of the Trust Agreement and, upon such removal or upon the resignation of the Trustee, the Board shall appoint a successor Trustee.

11.04      POWERS

           The Trustee shall have such powers to hold, invest, reinvest, or to control and disburse the Funds as at that time shall be set forth in the Trust Agreement or in this Plan.

11.05      SETTLEMENT OF ACCOUNTS

           The Trust Agreement may contain provisions granting authority to the Company to settle the Accounts of the Trustee on behalf of all persons having or claiming an interest in the Trust Fund.

                                   ARTICLE XII

                               PLAN ADMINISTRATION
                               -------------------


12.01      ADMINISTRATIVE COMMITTEE

           The Chief Executive Officer of the Company as empowered by the Board shall appoint an Administrative Committee, to be known as the "Committee," to assist the Company (which is the Plan administrator, in accordance with Section 15.07) in the administration of the Plan, to keep records of Accounts, and to notify each Participant, former Participant, or Beneficiary of his benefit. The members of the Committee shall serve at the pleasure of the Board; they may be officers, directors, or employees of an Employer or any other individuals. Any member may resign by delivering his written resignation to the Board. Vacancies arising by resignation, death, removal or otherwise shall be filled by the Board. The Company shall advise the Trustee in writing of the names of the members of the Committee and of any changes in membership. The Committee shall consist of not less than three persons nor more than five persons.

12.02      POWERS AND DUTIES OF THE COMMITTEE

           The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Committee shall direct the Trustee in writing concerning all payments which shall be made out of the Trust Fund pursuant to the Plan. Such written order to the Trustee shall specify the name of the person, his address, and the amount and frequency of payments. The Committee shall make recommendations to the Board with respect to the appointment and dismissal of investment managers under the Trust and will review the performance of the investment managers periodically. Subject to the stated purposes and provisions of this Plan Document, the Plan Administrator shall have the full and exclusive power and authority, in its sole discretion, to determine all questions of coverage and eligibility for benefits, methods of providing or arranging for benefits and all other related matters. The Plan Administrator shall have the full power and authority, in its sole discretion, to construe and interpret the provisions and terms of this Plan Document and all other written documents. Any such determination and any such construction adopted by the Plan Administrator in good faith shall be binding upon all of the parties hereto and the beneficiaries thereof. The regularly kept records of the Employers shall be conclusive and binding upon all persons with respect to an Employee's Service, date and length of employment, amount of Compensation, type and length of any absence from work and all other matters contained therein relating to Employees. All rules and determination of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.

12.03      EXERCISE OF THE COMMITTEE'S DUTIES

           The Committee shall discharge its duties:

           (a) for the exclusive purpose of providing benefits to Plan Participants, former Participants, and Beneficiaries, and

           (b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

12.04      ORGANIZATION AND OPERATIONS OF THE COMMITTEE

           (a) The Committee shall act by a majority vote of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The signature of any one of the members on behalf of the Committee will be sufficient to authorize Committee action. A Committee member shall not participate in discussions of or vote upon matters pertaining to his own participation in the Plan, except to the extent such matters affect Participants generally.

           (b) The Committee may authorize any one of its members or any other person to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of such member or person. The Trustee thereafter shall accept and rely upon any document executed by such members or persons as representing action by the Committee, until the Committee shall file with the Trustee a written revocation of such designation.

           (c) The Committee may adopt such by-laws and regulations as it deems desirable for the conduct of its affairs and, with the consent of the Company, may appoint such accountants, counsel, actuaries, and other persons as it deems necessary or desirable in connection with the administration of this Plan. The Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by it in good faith in relying upon, any opinions or reports which shall be furnished to it by any such accountant, counsel, actuary, or other specialist.

12.05      RECORDS AND REPORTS OF THE COMMITTEE

           The Committee shall keep a record of all its proceedings and acts and shall keep all such records and other data as may be necessary for the proper administration of the Plan. The Committee shall notify the Trustee and the Company of any action taken by the Committee and, when required, shall notify any other interested person or persons.

12.06      COMPENSATION AND EXPENSES OF THE COMMITTEE

           The members of the Committee shall serve without Compensation for service as such, but all proper expenses incurred by the Committee incident to the functioning of the Plan shall be paid by the Employers.

12.07      INDEMNITY OF THE COMMITTEE MEMBERS

           The Company shall indemnify and defend each member of the Committee against any and all claims, losses, damages, expenses (including reasonable attorneys' fees), and liability arising from any action or failure to act in connection with the administration of the Plan, except when the same is judicially determined or admitted by the Committee member to be due to the gross negligence or willful misconduct of such member.

                                  ARTICLE XIII

                                CLAIMS PROCEDURE
                                ----------------


13.01      INFORMAL REVIEW

           Any Participant, former Participant, or Beneficiary who wishes to request an informal review of a claim for benefits or who wishes an explanation of a benefit or its denial may direct to the Committee a written request for an informal review. The Committee shall respond to the request by issuing a notice to the claimant as soon as possible, but in no event later than 60 days from the date of the request. This notice furnished by the Committee shall be written in a manner calculated to be understood by the claimant and shall include the following:

           (a)    the specific reason or reasons for denial of benefits;

           (b)    the specific Plan provisions on which any denial is based;

           (c) a description of any further material or information which is necessary for the claimant to perfect his claim and an explanation of why the material or information is needed; and

           (d)    an explanation of the Plan's formal claim review procedure.

           If the claimant does not respond to the notice, posted by first class mail to the address of record of the claimant, within 120 days from the posting of the notice, the claimant shall be considered satisfied in all respects. If the Committee fails to respond to the claimant's written request for an informal review, the claimant shall be entitled to proceed to the formal claim review procedure described in
           Section 13.02.

13.02      FORMAL REVIEW

           In the event that the notice concerning the informal review is insufficient to satisfy the claimant, the claimant or his duly authorized representative shall submit to the Committee within 120 days of the posting of the notice, a written notification of appeal of the claim denial. The notification of appeal of the claim denial shall permit the claimant or his duly authorized representative to utilize the following formal claim review procedures:

           (a)    to review pertinent documents; and

           (b) to submit issues and comments in writing to which the Committee shall respond.

           The Committee shall furnish a written decision of formal review not later than 60 days after receipt of the notification of appeal, unless special circumstances require an extension of the time for processing the appeal. In no event, however, shall the Committee respond later than 120 days after a request for a formal review. The decision on formal review shall be in writing and shall include specific reasons for the decision, and shall be written in a manner calculated to be understood by the claimant and contain specific reference to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE XIV

                            AMENDMENT AND TERMINATION
                            -------------------------


14.01      RIGHT TO AMEND OR TERMINATE

           (a) The Company reserves to itself the right to alter, amend, modify, revoke or terminate in whole or in part this Plan and any Trust that may be established by it to effectuate and implement this Plan, or both, and each Employer, in adopting this Plan, consents to any such alteration, amendment, modification, revocation or termination. The Company, by the adoption of a resolution of the Board, may terminate the Plan with respect to any or all Employers. Each Employer by a resolution of its Board of Directors may terminate its participation in the Plan. If the Plan is terminated by fewer than all Employers, it shall continue in effect for Participants employed by the remaining Employers. Notwithstanding the foregoing, no such alteration, amendment, modification, revocation or termination of this Plan, or of any such Trust shall operate retroactively, except as provided in Section 15.11, so as to affect adversely the rights of any Participant, former Participant, or Beneficiary acquired under the terms of the Plan in effect prior to such action; nor shall any such action operate to enlarge any Employer's rights under Section 3.07.

           (b) If any amendment directly or indirectly changes the vesting schedule for the Employer Contribution Account, a Participant with three or more years of Service may elect to have his vested percentage computed under the vesting schedule in effect prior to the amendment by filing a written request with the Committee within 60 days after he has received notice of such amendment.

14.02      TERMINATION

           (a) It is the expectation of each Employer that it will continue this Plan and the payment of contributions hereunder indefinitely, but the continuation of the Plan is not assumed as a contractual obligation of any Employer; and the right is reserved by each Employer at any time to permanently discontinue its contributions hereunder. In the event that the Plan is terminated in whole or in part, or if contributions by the Employers are completely discontinued, the interest of all affected Participants shall be fully vested and nonforfeitable.

           (b) This Plan may be terminated by the Board at any time, effective as of the date of the Board action or any subsequent date determined by the Board.

           (c) Upon termination of the Plan, further payment of Employer contributions to the Trust Fund shall cease. Each affected Participant shall have a fully vested interest in the entire amount of his Account balances, and the Trustee shall make payment to each Participant of such amount in cash or in assets of the Trust Fund pursuant to the direction of the Committee. The Board shall have the authority to retain or distribute each Participant's Account balances, as it deems appropriate, upon termination of the Plan.

                      Notwithstanding the foregoing, no such distribution shall be made to a Participant prior to his attaining age 59-1/2 unless otherwise permitted by Code Section 401(k) or regulations thereunder, and all such distributions shall be in accordance with such Code Section or regulations, as the case may be.

14.03      PROCEDURE FOR BECOMING AN EMPLOYER

           A Related Company may become a party to this Plan and Trust Agreement and an Employer hereunder by delivering to the Board a resolution of its Board of Directors approving such action and an executed election form entitled "Election to Become an Employer under the State Auto Insurance Companies Capital Accumulation Plan." With the consent of the Board, such Related Company shall become an Employer hereunder as of an effective date approved by the Board and shall be subject to the terms and provisions of this Plan and the Trust Agreement as then in effect or thereafter amended.

14.04      WITHDRAWAL OF AN EMPLOYER

           An Employer that wishes to withdraw from this Plan and the Trust Agreement shall deliver to the Board a resolution of its Board of Directors which indicates the reason or reasons for such withdrawal. Withdrawal must be submitted to the Board at least six months prior to the date the withdrawal is to be effective, unless such time requirement is waived by the Board.

14.05      PLAN OR BUSINESS TERMINATION

           If the withdrawal of an Employer is a part of the complete termination and dissolution of the Employer's business, or the discontinuance of the Employer's thrift plan without termination of its business and without the immediate establishment of a new and comparable plan, the provisions of Article XIV shall apply to such Employer's withdrawal as if the withdrawal were a part of the complete termination of the Plan, but the participation of other Employers shall not be affected nor shall the continuation of the Plan with respect to participation of other Employers after the withdrawal be affected by such withdrawal.

14.06      ESTABLISHMENT OF NEW PLAN

           If the withdrawal of an Employer is the result of the establishment of a new and comparable plan for its employees which will, immediately upon withdrawal of the Employer, cover employees of the Employer who are covered by this Plan, the Board, upon being furnished evidence of the terms of such new plan and that such new plan has been approved by the Internal Revenue Service as qualified under Section 401(a) of the Code, shall direct the Trustee to establish such Employer's interest in the value of the Trust Fund. The Employer's interest in the Trust Fund so determined, after reduction for charges and other expenses incurred to process the withdrawal of the Employer, shall be transferred to the trustee or trustees of the new plan or to the insurance company which is to hold the funds of the new plan, whichever is applicable. The Board, in its sole discretion, shall have the right to transfer the withdrawal value of that Employer's interest in the Trust Fund to the trustee or trustees of the new plan or to the designated insurance company in the form of installments, in cash or in cash and securities over a period of time not to exceed six months following the effective date of the Employer's withdrawal.

           The application of the withdrawing Employer's interest in the Trust Fund pursuant to the terms of this Section shall constitute a complete discharge of the responsibility of the remaining Employers, the Board and the Trustee without any responsibility on their part collectively or individually to see to the application thereof.

14.07      NOTICE OF AMENDMENT OR TERMINATION

           Affected Participants will be notified of an amendment or termination of the Plan as required by the applicable provisions of ERISA.

                                   ARTICLE XV

                                  MISCELLANEOUS
                                  -------------


15.01      NO CONTRACT OF EMPLOYMENT

           Nothing herein contained shall be construed to constitute a contract of employment between any Employer and any Employee. The employment records of the Employers and the Trustee's records shall be final and binding upon all Employees as to liability and participation.

15.02      MERGER OR CONSOLIDATION OF PLAN, TRANSFER OF ASSETS

           Any merger or consolidation of the Plan with another plan, or transfer of Plan assets or liabilities to any other plan, shall be effected in accordance with such regulations, if any as may be issued pursuant to Section 208 of ERISA, in such manner that each Plan Participant would receive, if the merged, consolidated, or transferred Plan were terminated immediately following such event, a benefit which is equal to or greater than the benefit he would have been entitled to receive if the Plan had terminated immediately before such event.

15.03      DATA

           It shall be a condition precedent to the payment of all benefits under the Plan that each Participant, former Participant, and Beneficiary must furnish to the Company such documents, evidence or information as the Company considers necessary or desirable for the purposes of administering the Plan, or to protect the Company, the Committee or Trustees.

15.04      RESTRICTIONS UPON ASSIGNMENTS AND CREDITORS' CLAIMS

           Except as in the Plan otherwise provided, no Participant, former Participant, or any Beneficiary, or the estate of any such person, shall have any power to assign, pledge, encumber, or transfer any interest in the Trust Fund while the same shall be in the possession of the Trustee. Any such attempt at alienation shall be void. No such interest shall be subject to attachment, garnishment, execution, levy, or any other legal or equitable proceeding or process and any attempt to so subject such interest shall be void.

           Notwithstanding the foregoing, this Section 15.04 shall not apply to a qualified domestic relations order as defined in Section 414(p) of the Code. The Committee shall establish a procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

15.05      RESTRICTION OF CLAIMS AGAINST TRUST FUND

           The Trust Fund under this Plan and Trust Agreement from its inception shall be a separate entity aside and apart from each Employer and its assets. The Trust Fund and the corpus and income thereof shall in no event and in no manner whatsoever be subject to the rights or claims of any creditor of an Employer. Neither the establishment of the Trust Fund, the modification thereof, the creation of any fund or account, nor the payment of any benefits shall be construed as giving any Participant or any other person whomsoever any legal or equitable rights against an Employer or the Trustee unless the same shall be specifically provided for in this Plan.

15.06      NAMED FIDUCIARIES

           For the purposes of Part 4 of Title I of ERISA, the Company, the Trustee, the Committee and those parties to whom any investment management duties are allocated pursuant to the Trust Agreement shall each be named fiduciaries. All actions by named fiduciaries shall be in accordance with the terms of this Plan and of the Trust Agreement insofar as such documents are consistent with the provisions of Title I of ERISA. Each named fiduciary shall act solely in the interest of Participants and Beneficiaries and for the exclusive purpose of providing benefits and defraying reasonable administrative expenses. Each named fiduciary shall discharge his or her respective duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

15.07      ALLOCATION OF FIDUCIARY DUTIES

           The Company shall be responsible for the administration and management of the Plan except for those duties specifically allocated to the Trustee or the Committee. The Trustee shall have exclusive responsibility for all matters specifically delegated to it by the Company and this Plan. Each fiduciary shall be responsible only for the specific duties assigned to it and shall not be directly or indirectly responsible for the duties assigned to another fiduciary. The Company shall be deemed the administrator for the purposes of ERISA.

15.08      BENEFITS PAYABLE BY TRUST FUND

           All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund, and the Company and Employers assume no liability or responsibility therefor.

15.09      SUCCESSOR TO COMPANY OR EMPLOYER

           In the event that any successor to the Company or an Employer, by merger, consolidation, purchase or otherwise, shall elect to adopt the Plan, such successor shall be substituted hereunder for that Employer upon filing in writing with the Trustee of its election to do so.

15.10      APPLICABLE LAW

           The Plan shall be construed and administered in accordance with ERISA and with the laws of Ohio to the extent that such laws are not preempted by ERISA.

15.11      INTERNAL REVENUE SERVICE APPROVAL

           This Plan shall be effective as of January 1, 1989, provided that the Company shall obtain a favorable determination letter from the Internal Revenue Service that this Plan and the related Trust Agreement qualify under Section 401(a) and 501(a) of the Code. Any modification or amendment of this Plan may be made retroactive as necessary or appropriate in order to secure or maintain such qualification.

15.12      DEDUCTIBILITY OF EMPLOYER CONTRIBUTIONS

           All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. However, all contributions made by an Employer are expressly conditioned upon their deductibility under
           Section 404 of the Code. Contributions which do not meet these conditions may revert to the Employer, in accordance with Section 3.06.

                            PREPARATION AND ADOPTION

                                   OF AMENDED

                         STATE AUTO INSURANCE COMPANIES

                            CAPITAL ACCUMULATION PLAN


           The undersigned, President of State Automobile Mutual Insurance Company pursuant to the authority granted by Resolution of the Board of Directors of State Auto dated ____________________ hereby authorizes and adopts said State Auto Insurance Companies Capital Accumulation Plan and renders it effective on ______________________.



                                  STATE AUTOMOBILE MUTUAL INSURANCE COMPANY



                                  By:___________________________________________
                                  President

                                   APPENDIX A

                   SPECIAL PROVISIONS PERTAINING TO TRANSFERS
                  FROM EMPLOYEE SAVINGS AND PROFIT-SHARING PLAN
                           OF ROYAL INDEMNITY COMPANY


A.1        PURPOSE AND CONSTRUCTION

           The purpose of this Appendix A is to evidence special provisions applicable to certain Participants affected by the Company's acquisition of the Milbank Insurance Company, effective August 20, 1993 (the "Closing Date"). The provisions of this Appendix A shall apply to individuals who, as of the date prior to the Closing Date, were employees of Milbank Insurance Company (or a related entity) and who, as of the Closing Date, became Employees of an Employer (hereinafter "Affected Employees"). To the extent the provisions of the Plan, as applicable to Affected Employees, are inconsistent with the provisions of this Appendix A, the provisions of this Appendix A shall govern. Words and phrases used herein with initial capital letters which are defined in Article I of the Plan are used herein as so defined.

A.2        TRUST-TO-TRUST TRANSFERS OF ACCOUNTS

           (a) In connection with the Company's acquisition of Milbank Insurance Company from Globe Indemnity Company (a subsidiary of Royal Indemnity Company), the Plan shall accept a transfer of assets and liabilities from the Employee Savings and Profit-Sharing Plan of Royal Indemnity Company (the "Royal Plan") which represents the account balances maintained on behalf of Affected Employees under the Royal Plan.

           (b) The transfer made on behalf of any Affected Employee shall be credited to such Employee's Accounts under the Plan as follows: that portion, if any, of the transfer that is attributable to the Affected Employees "401(k) Contribution Account" under the Royal Plan shall be credited to a subaccount within the Affected Employee's Salary Reduction Contribution Account under the Plan; that portion, if any, of the transfer that is attributable to the Affected Employee's "Savings Incentive Contribution Account" under the Royal Plan shall be credited to a subaccount with the Affected Employee's Supplemental Participant Contribution Account under the Plan and that portion, if any, of the transfer that is attributable to the Affected employee's "Matching Contribution Account" and "Qualified Non-Elective Contribution Account" under the Royal Plan shall be credited to a subaccount within the Affected Employee's Employer Contribution Account under the Plan. All amounts transferred pursuant to this Section A.2 shall be 100% vested and nonforfeitable.

           (c) Loans granted under the Royal Plan which are outstanding as of the Closing Date shall be administered in accordance with the loan documents then in effect; provided, however, that to the extent permitted under the Plan, revisions to such documents may be made by agreement of the Committee and the Affected Employee.

A.3        PARTICIPATION OF AFFECTED EMPLOYEES

           Affected Employees shall become Participants under the Plan effective as of the Closing Date. An Affected Employee shall be eligible to make Salary Reduction Contributions as of the Participation Date which is, or next follows, the Closing Date.

A.4        INVESTMENT OF TRANSFERRED AMOUNTS

           Notwithstanding any provision of Article IV of the Plan to the contrary, an Affected Employee on whose behalf a transfer is made pursuant to Section A.2, shall specify, at or prior to the time such transfer is made, the manner in which his Accounts shall be invested in each Investment Fund under the Plan. The investment election shall specify, in 10% increments, the percentage of each Account to be invested in each Investment Fund.

A.5        PRE-CLOSING DATE SERVICE OF AFFECTED EMPLOYEES

           The period of employment of an Affected Employee prior to the Closing Date, which shall be recognized as Service hereunder for purposes including, but not limited to, the determination of the vested status of Employer contributions made on and after the Closing Date, shall be equal to the sum of (a) and (b), as follows:

           (a) the whole "Years of Service" credited to the Affected Employee as of the Closing Date under the terms of the Royal Plan in effect on such date; and

           (b) one month of Service for each month of employment with Milbank Insurance Company or a Related Employer during the period beginning on the anniversary of the Affected Employee's "Employment Commencement Date" that next precedes the Closing Date and ending on the Closing Date (the "Service Transition Period"); provided, however, that Service under this paragraph (b) shall be granted only with respect to Affected Employees who, during the Service Transition Period, have not completed six or more months in such service (and who, therefore, are not entitled to a "Year of Service" under paragraph (a)). Notwithstanding the foregoing, there shall be no duplication of Service hereunder with respect to any single period of employment.

A.6        PRESERVATION OF INSTALLMENT OPTION

           Notwithstanding any provision of Article VII of the Plan to the contrary, the installment form of payment available to Affected Employees under Section 6.5 of the Royal Plan, is in effect on the Closing Date, shall be preserved under the Plan with respect to all amounts transferred on behalf of Affected Employees from the Royal Plan to the Plan, as increased (decreased) by earnings (losses) on such amounts.